Exhibit 4.9

                                                                  EXECUTION COPY

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                                 CIT GROUP INC.

                                   ----------

                                 $1,000,000,000

                             5-YEAR CREDIT AGREEMENT

                          Dated as of December 6, 2006

                                   ----------

      CITIGROUP GLOBAL MARKETS INC., as Joint Lead Arranger and Bookrunner,

            BARCLAYS CAPITAL, as Joint Lead Arranger and Bookrunner,

                                 CITIBANK, N.A.,
                             as Administrative Agent

                               BARCLAYS BANK PLC,
                              as Syndication Agent

                BANK OF AMERICA, N.A., as Co-Documentation Agent

                                       and

              JPMORGAN CHASE BANK, N.A., as Co-Documentation Agent

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                                TABLE OF CONTENTS

                                                                            Page

SECTION 1. DEFINITIONS........................................................ 1

    1.1.   Defined Terms...................................................... 1
    1.2.   Other Definitional Provisions..................................... 11

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS................................... 12

    2.1.   Commitments....................................................... 12
    2.2.   Revolving Credit Borrowing Procedure.............................. 14
    2.3.   Competitive Bid Borrowing Procedure............................... 14
    2.4.   Repayment of Loans; Evidence of Debt.............................. 17
    2.5.   Facility Fee; Administrative Agent's Fee.......................... 17
    2.6.   Utilization Fee................................................... 18
    2.7.   Termination or Reduction of Commitments........................... 18
    2.8.   Optional Prepayments of Revolving Credit Loans.................... 18
    2.9.   Conversion and Continuation Options............................... 18
    2.10.  Applicable Interest Rate Margins, Facility Fee Rate and
             Utilization Fee................................................. 19
    2.11.  Minimum Amounts of Tranches....................................... 19
    2.12.  Interest Rates and Payment Dates.................................. 20
    2.13.  Computation of Interest and Fees.................................. 20
    2.14.  Inability to Determine Interest Rate.............................. 21
    2.15.  Pro Rata Treatment and Payments................................... 21
    2.16.  Illegality........................................................ 22
    2.17.  Requirements of Law............................................... 23
    2.18.  Taxes    ......................................................... 24
    2.19.  Indemnity......................................................... 26
    2.20.  Actions of Banks.................................................. 27
    2.21.  Lending Installations............................................. 27
    2.22.  Removal of Banks.................................................. 27
    2.23.  Replacement of Banks.............................................. 28

SECTION 3. REPRESENTATIONS AND WARRANTIES.................................... 28

    3.1.   Financial Condition............................................... 28
    3.2.   No Change......................................................... 29
    3.3.   Corporate Existence; Compliance with Law;
             Significant Subsidiaries........................................ 29
    3.4.   Corporate Power; Authorization; Enforceable Obligations........... 29
    3.5.   No Legal Bar...................................................... 29
    3.6.   No Material Litigation............................................ 29
    3.7.   No Default........................................................ 30
    3.8.   Aggregation of the Representations and
             Warranties Relating to Net Worth................................ 30
    3.9.   Federal Regulations............................................... 30
    3.10.  ERISA ............................................................ 30


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    3.11.  Investment Company Act............................................ 30
    3.12.  Purpose of Loans.................................................. 30

SECTION 4. CONDITIONS PRECEDENT.............................................. 30

    4.1.   Conditions to Initial Loans....................................... 30
    4.2.   Conditions to Each Loan........................................... 31

SECTION 5. AFFIRMATIVE COVENANTS............................................. 32

    5.1.   Financial Statements.............................................. 32
    5.2.   Payment of Obligations............................................ 33
    5.3.   Conduct of Business and Maintenance of Existence.................. 33
    5.4.   Notices........................................................... 34
    5.5.   Status of Obligations............................................. 35
    5.6.   Maintenance of Property........................................... 35
    5.7.   Payment of Taxes.................................................. 35
    5.8.   Use of Proceeds................................................... 35

SECTION 6. NEGATIVE COVENANTS................................................ 35

    6.1.   Negative Pledge................................................... 35
    6.2.   Consolidations, Mergers and Sales of Assets....................... 38
    6.3.   Net Worth......................................................... 38

SECTION 7. EVENTS OF DEFAULT................................................. 38

SECTION 8. THE AGENTS........................................................ 40

    8.1.   Appointment....................................................... 40
    8.2.   Delegation of Duties.............................................. 41
    8.3.   Exculpatory Provisions............................................ 41
    8.4.   Reliance by Administrative Agent.................................. 41
    8.5.   Notice of Default................................................. 41
    8.6.   Non-Reliance on Administrative Agent and Other Banks.............. 42
    8.7.   Indemnification................................................... 42
    8.8.   Administrative Agent in Its Individual Capacity................... 43
    8.9.   Successor Administrative Agent.................................... 43

SECTION 9. MISCELLANEOUS..................................................... 43

    9.1.   Amendments and Waivers............................................ 43
    9.2.   Notices........................................................... 44
    9.3.   No Waiver; Cumulative Remedies.................................... 45
    9.4.   Survival of Representations and Warranties........................ 45
    9.5.   Payment of Expenses and Taxes..................................... 46
    9.6.   Successors and Assigns; Participations; Purchasing Banks.......... 46
    9.7.   Dissemination of Information; Confidentiality..................... 48


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    9.8.   Adjustments....................................................... 49
    9.9.   Counterparts...................................................... 50
    9.10.  Severability...................................................... 50
    9.11.  Integration....................................................... 50
    9.12.  GOVERNING LAW..................................................... 50
    9.13.  Submission To Jurisdiction; Waivers............................... 50
    9.14.  WAIVERS OF JURY TRIAL............................................. 51
    9.15.  USA PATRIOT Act................................................... 51

SCHEDULES

    I.     Commitments and Bank Information
    II.    List of Significant Subsidiaries

EXHIBITS

    A-1    Form of Revolving Credit Note
    A-2    Form of Competitive Bid Note
    B-1-A  Form of Opinion of Counsel to the Company
    B-1-B  Form of Opinion of Shearman & Sterling LLP
    B-2    Form of Opinion of Simpson Thacher & Bartlett LLP
    C      Form of Commitment Transfer Supplement
    D-1    Form of Officer's Certificate
    D-2    Form of Secretary's Certificate
    E      Form of Incumbency Certificate
    F      Form of Borrowing Notice
    G      Form of Competitive Bid Request
    H      Form of Notice of Competitive Bid Request
    I      Form of Competitive Bid
    J      Form of Competitive Bid Accept/Reject Letter
    K      Form of Exemption Certificate


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            5-YEAR CREDIT AGREEMENT, dated as of December 6, 2006, among CIT
GROUP INC., a Delaware corporation (the "Company"), the several banks and other financial institutions from time to time on Schedule I to this Agreement (the "Banks"), CITIGROUP GLOBAL MARKETS INC. and BARCLAYS CAPITAL, acting as joint lead arrangers and bookrunners (in such capacity, the "Joint Lead Arrangers"), BARCLAYS BANK PLC, as syndication agent (in such capacities, the "Syndication Agent"), BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as co-documentation agents (in such capacity, the "Co-Documentation Agents") and CITIBANK, N.A., as administrative agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

            WHEREAS, the Company has requested $1,000,000,000 in senior unsecured revolving credit facilities from the Banks for general corporate purposes; and

            WHEREAS, the Banks are willing to provide the requested senior unsecured revolving credit facilities on the terms and conditions set forth herein;

            NOW, THEREFORE, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

            1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

            "Additional Bank": as defined in subsection 2.1(c)(ii).

            "Additional Bank Agreement": as defined in subsection 2.1(c)(ii).

            "Administrative Agent": as defined in the preamble hereto.

            "Affiliate": as to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

            "Agents": the collective reference to the Administrative Agent, the Syndication Agent, the Co-Documentation Agents and the Joint Lead Arrangers.

            "Aggregate Available Commitment": at any time, the excess, if any, of (a) the Aggregate Commitment over (b) the aggregate principal amount of all Loans then outstanding.

            "Aggregate Commitment": the aggregate amount of the Banks' Commitments.

            "Agreement": this 5-Year Credit Agreement, as amended, supplemented or otherwise modified from time to time.

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            "Agreement Accounting Principles": GAAP applied in a manner consistent with those principles used in the preparation of the financial statements referred to in subsection 3.1.

            "Applicable Eurodollar Margin": at any time, the rate per annum set forth in the column with the heading "Eurodollar Rate Loan Margin" in the pricing grid set forth in subsection 2.10.

            "Applicable Facility Fee Rate": at any time, the rate per annum set forth in the column with the heading "Facility Fee" in the pricing grid set forth in subsection 2.10.

            "Applicable Margin": as defined in subsection 2.10.

            "Applicable Rate": as defined in subsection 2.10.

            "Applicable Utilization Fee Rate": for each calendar quarter ending on a Fee Payment Date (or such shorter period beginning with the date hereof or ending with the Termination Date) in which the average daily aggregate principal amount of the Loans outstanding for such calendar quarter or period is in excess of 50% of the average daily Aggregate Commitment for such calendar quarter or period, the rate per annum set forth in the column with the heading "Utilization Fee (>50%)" in the pricing grid set forth in subsection 2.10.

            "Banks": as defined in the preamble hereto and any Person becoming party hereto as a lender pursuant to Section 9.6(c).

            "Barclays": Barclays Bank PLC.

            "Base Rate": a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of: (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar

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      non-personal time deposits in the United States, plus (iii) the average during such three-week period of annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and
      (c) 1/2 of one percent per annum above the Federal Funds Effective Rate.

            "Base Rate Loan": any Revolving Credit Loan bearing interest at a rate determined by reference to the Base Rate in accordance with Section 2.

            "Borrowing": a group of Loans of a single type made by the Banks (or, in the case of a Competitive Bid Borrowing, by the Bank or Banks whose Competitive Bids have been accepted pursuant to subsection 2.3) on a single date and as to which a single Interest Period is in effect.

            "Borrowing Date": a date on which a Borrowing is made hereunder.

            "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

            "Citibank": Citibank, N.A.

            "Closing Date": the date on which the conditions precedent set forth in subsection 4.1 are satisfied.

            "Code": the Internal Revenue Code of 1986, as amended from time to time.

            "Co-Documentation Agents": as defined in the preamble hereto.

            "Commitment": as to any Bank, the obligation of such Bank to make Revolving Credit Loans to the Company hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name on Schedule I or in any assignment and acceptance to which any Bank may be a party, as the same may be increased from time to time in accordance with subsection 2.1(c) or decreased or terminated from time to time in accordance with subsection 2.7.

            "Commitment Increase Supplement": as defined in subsection
      2.1(c)(ii).

            "Commitment Percentage": as to any Bank, (a) at any time prior to the expiration or termination of the Commitments (expressed as a percentage), the ratio of such Bank's Commitment to the Aggregate Commitment, and (b) at any time after the expiration or termination of the Commitments (expressed as a percentage), the ratio of (x) the aggregate principal amount of such Bank's Loans then outstanding to (y) the aggregate principal amount of the Loans then outstanding.

            "Commitment Period": the period from and including the last to occur of (i) the Closing Date and (ii) December 6, 2006 to but not including the Termination Date or such earlier date on which the Aggregate Commitment shall terminate as provided herein.

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            "Commitment Transfer Supplement": as defined in subsection 9.6(c)
      hereto.

            "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

            "Competitive Bid": an offer by a Bank to make a Competitive Bid Loan pursuant to subsection 2.3.

            "Competitive Bid Accept/Reject Letter": a notification made by the Company pursuant to subsection 2.3(d) in the form of Exhibit J.

            "Competitive Bid Borrowing": a Borrowing consisting of a Competitive Bid Loan or concurrent Competitive Bid Loans from the Bank or Banks whose Competitive Bids for such Borrowing have been accepted by the Company under the bidding procedure described in subsection 2.3.

            "Competitive Bid Loan": a Loan made by a Bank to the Company pursuant to the bidding procedure described in subsection 2.3. Each Competitive Bid Loan shall be a Eurodollar Competitive Bid Loan or a Fixed Rate Loan.

                  "Competitive Bid Maturity Date": as to each Competitive Bid Loan, the maturity date specified by the Company for such Competitive Bid Loan in the related Competitive Bid Request.

                  "Competitive Bid Rate": as to any Competitive Bid made by a Bank pursuant to subsection 2.3(b), (i) in the case of a Eurodollar Competitive Bid Loan, the Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Bank making such Competitive Bid.

            "Competitive Bid Request": a request made pursuant to subsection 2.3 in the form of Exhibit G.

            "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "Debt Ratings": the collective reference to LT Ratings and ST Ratings. The Debt Ratings shall be determined from the most recent public announcement of any changes in the Debt Ratings. If the rating system of S&P or Moody's shall change, the Company and the Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system and, pending the effectiveness of such amendment (which shall require the approval of Required Banks), the Debt Rating shall be determined by reference to the rating most recently in effect prior to such change.

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            "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Dollars" and "$": dollars in lawful currency of the United States.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Eurodollar Borrowing": a Borrowing comprised of Eurodollar Loans.

            "Eurodollar Competitive Bid Borrowing": a Borrowing comprised of Eurodollar Competitive Bid Loans.

            "Eurodollar Competitive Bid Loan": any Competitive Bid Loan bearing interest at a rate determined by reference to the Eurodollar Rate in accordance with the provisions of Section 2.

            "Eurodollar Loan": any Eurodollar Competitive Bid Loan or Eurodollar Revolving Credit Loan.

            "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Market screen as of 11:00 A.M., London time, two Working Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Market screen (or otherwise on such screen), the "Eurodollar Rate" shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such agreement, the "Eurodollar Rate" shall instead be the rate per annum equal to the average (rounded to the nearest 1/100th of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Banks as the rate at which such Reference Bank is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

            "Eurodollar Revolving Credit Borrowing": a Borrowing comprised of Eurodollar Revolving Credit Loans.

            "Eurodollar Revolving Credit Loan": any Revolving Credit Loan bearing interest at a rate determined by reference to the Eurodollar Rate in accordance with the provisions of Section 2.

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            "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Federal Funds Effective Rate": for any day, a rate per annum equal to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York; or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day at approximately 10:00 A.M., New York City time, on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

            "Fee Payment Date": the last day of each calendar quarter, commencing on December 31, 2006 and the Termination Date.

            "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

            "Fixed Rate Borrowing": a Borrowing comprised of Fixed Rate Loans.

            "Fixed Rate Loan": any Competitive Bid Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Bank making such Loan in its Competitive Bid.

            "GAAP": generally accepted accounting principles in the United States in effect from time to time.

            "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Hedging Agreement": any swap, cap, collar, floor or other hedging agreement in respect of interest rates or currency exchange rates. For purposes of this Agreement, the amount of any obligations or liabilities in respect of any Hedging Agreement shall be the amounts, including any termination payments, that would be required to be paid to a counterparty upon early termination (in accordance with customary industry standards) rather than any notional amount with regard to which payments may be calculated.

            "Increasing Bank": as defined in subsection 2.1(c)(ii).

            "Indebtedness": of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of such Person's business, (iii) obligations, whether or not assumed, secured by Liens on property now or hereafter owned or acquired by such Person (other than carriers', warehousemen's, mechanics', repairmen's or other like nonconsensual statutory Liens arising in the ordinary course of

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      business), (iv) obligations which are evidenced by notes, acceptances, or other similar instruments, (v) capitalized lease obligations, (vi) contingent obligations with respect to the Indebtedness of another Person, including but not limited to the obligation or liability of another which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes contingently liable upon; provided that any Indebtedness owing by the Company to any of its Subsidiaries or by any Subsidiary of the Company to the Company or by any Subsidiary of the Company to any other Subsidiary of the Company or any contingent obligation in respect thereof shall not constitute Indebtedness for purposes of this Agreement, and (vii) obligations for which such Person is obligated in respect of a letter of credit. For purposes of this Agreement, Indebtedness shall not include (A) any indebtedness of such Person to the extent (I) such indebtedness does not appear on the financial statement of such Person, (II) such indebtedness is recourse only to certain assets of such Person, and (III) the assets to which such indebtedness is recourse only appear on the financial statements of such Person net of such indebtedness, or (B) any indebtedness or other obligations issued by any Person (or by a trust or other entity established by such Person or any of its affiliates) which are primarily serviced by the cash flows of a discrete pool of receivables, leases or other financial assets which have been sold or transferred by the Company or any Subsidiary in securitization transactions which, in accordance with GAAP, are accounted for as sales for financial reporting purposes. It is understood and agreed that (1) the amount of any Indebtedness described in clause (iii) for which recourse is limited to certain property of such Person shall be the lower of (x) the amount of the obligation and (y) the fair market value of the property of such Person securing such obligation, and (2) the amount of any obligation described in clause (vi) shall be the lower of (x) the stated or determinable amount of the primary obligation in respect of which such contingent obligation is made, and (y) the maximum amount for which such Person may be liable pursuant to the terms of the agreement embodying such contingent obligation unless such primary obligation and the maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such contingent obligation shall be such Person's maximum, reasonably anticipated liability in respect thereof as determined by such Person in good faith.

            "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each calendar quarter during which such Loan is outstanding and the Termination Date, and (b) as to any Loan other than a Base Rate Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months been applicable to such Loan and, in addition, the date the Company converts any Loan into a Loan of a different Type or having a different Interest Period.

            "Interest Period": (a) with respect to any Eurodollar Loan, (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by

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                                                                               8


      the Company in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (ii) thereafter in the case of a Eurodollar Revolving Credit Loan, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company by irrevocable notice to the Administrative Agent not less than three Working Days prior to the last day of the then current Interest Period with respect thereto; and

            (b) with respect to any Fixed Rate Loan, the period commencing on the date of such Loan and ending on the date specified in the Competitive Bids in which the offer to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than fifteen days after the date of such Loan;

      provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

            (A) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Working Day, such Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

            (B) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date; and

            (C) any Interest Period pertaining to a Eurodollar Loan that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month.

            "Joint Lead Arrangers": as defined in the preamble hereto.

            "Lending Installation": any branch or office of any Bank selected by such Bank to be a Lending Installation in accordance with subsection 2.21.

            "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

            "Loan": a Competitive Bid Loan, or a Revolving Credit Loan, whether made as a Eurodollar Loan, a Fixed Rate Loan or a Base Rate Loan, as permitted hereby.

            "LT Rating": as of any date of determination, the rating as determined by either S&P or Moody's (collectively, the "LT Ratings") of senior, unsecured long-term indebtedness for borrowed money of the Company, without third-party credit enhancement.

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            "Margin": as to any Eurodollar Competitive Bid Loan, the margin
      (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the Eurodollar Rate to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

            "Material Adverse Effect": (a) a material adverse effect on the ability of the Company to perform its obligations under this Agreement (other than any such material adverse effect arising as a result of a general disruption in capital markets), or (b) a material adverse effect on the validity or enforceability against the Company of this Agreement or the material rights or remedies of the Administrative Agent or the Banks hereunder.

            "Moody's": Moody's Investors Service, Inc. and its successors.

            "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Net Worth": at any date of determination, total shareholders' equity of the Company and its Subsidiaries on a consolidated basis determined in accordance with Agreement Accounting Principles.

            "Non-U.S. Lender": as defined in subsection 2.18(b).

            "Other Bank": as defined in subsection 2.1(c)(i).

            "Participant": as defined in subsection 9.6(b).

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

            "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
      Section 3(5) of ERISA.

            "Reference Banks": Citibank and Barclays.

            "Register": as defined in subsection 9.6(d).

            "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System.

            "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
      Section 4241 of ERISA.

            "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsection .23, .24, .26, .28 or .30 of PBGC Reg. ss.4043.

            "Required Banks": at a particular time, Banks whose Commitment Percentages aggregate at least 51% or, if the Aggregate Commitment has been terminated or for purposes of any decision to accelerate the Loans pursuant to Section 7, Banks in the aggregate holding at least 51% of the aggregate unpaid principal amount of the outstanding Loans.

            "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any material portion of its property or to which such Person or any material portion of its property is subject.

            "Responsible Officer": the chief executive officer, the vice chairman, the president, any vice president of the Company or, with respect to financial matters, (a) the chief financial officer of the Company, (b) the treasurer of the Company, or (c) the controller of the Company.

            "Revolving Credit Borrowing": a Borrowing consisting of simultaneous Revolving Credit Loans from each of the Banks.

            "Revolving Credit Loan": a revolving credit loan made by a Bank to the Company pursuant to subsection 2.1. Each Revolving Credit Loan shall be a Eurodollar Revolving Credit Loan or a Base Rate Loan.

            "SEC": the Securities and Exchange Commission and any succeeding or analogous governmental body or agency.

            "S&P": Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., and its successors.

            "Significant Subsidiaries": (i) any Subsidiary listed on Schedule II attached hereto, and (ii) any other Subsidiary which fits the definition of Significant Subsidiary contained in Rule 1-02 of Regulation S-X promulgated by the SEC, other than a Subsidiary that is a special purpose entity formed for the purpose of securitizing, selling for securitization or otherwise facilitating the securitization of assets of the Company or any other Subsidiary.

            "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            "ST Rating": as of any date of determination, the rating as determined by either S&P or Moody's (collectively, the "ST Ratings") of senior, unsecured short-term indebtedness for borrowed money of the Company, without third-party credit enhancement.

            "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

            "Syndication Agent": as defined in the preamble hereto.

            "Termination Date": December 6, 2011.

            "Tranche": the collective reference to Loans or portions thereof the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

            "Transfer Effective Date": as defined in subsection 9.6(c) hereto.

            "Transferee": as defined in subsection 9.7(a).

            "Type": when used in respect of any Loan or Borrowing, means the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the Eurodollar Rate, the Base Rate and any fixed rate.

            "United States": the United States of America.

            "Utilization Fee": as defined in subsection 2.6.

            "Working Day": any Business Day on which dealings in U.S. dollars and exchange between banks may be carried on in London, England.

            1.2. Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

            (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

            2.1. Commitments. (a) Subject to the terms and conditions hereof, each Bank severally agrees to make Revolving Credit Loans to the Company from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding, which does not exceed the amount of such Bank's Commitment. Notwithstanding anything to the contrary contained in this subsection 2.1, at no time shall the sum of (A) the outstanding aggregate principal amount of all Revolving Credit Loans made by all Banks plus (B) the outstanding aggregate principal amount of all Competitive Bid Loans made by all Banks, exceed the Aggregate Commitment. During the Commitment Period the Company may borrow, pay or prepay and reborrow hereunder, all in accordance with the terms and conditions set forth in this Agreement.

            (b) The Revolving Credit Loans may from time to time be Eurodollar Revolving Credit Loans and/or Base Rate Loans, as determined by the Company and notified to the Administrative Agent in accordance with subsections 2.2 and 2.9, provided that no Loan shall be made as a Eurodollar Revolving Credit Loan after the day that is one month prior to the Termination Date.

            (c) (i) Notwithstanding anything to the contrary contained in this Agreement, the Company may request from time to time that the Aggregate Commitment be increased by an amount not less than $25,000,000 or a whole multiple of $10,000,000 in excess thereof, provided that the Company may only request such an increase once in any six-month period and in no event shall the Aggregate Commitment exceed $1,500,000,000. Such increase in the Aggregate Commitment shall be effected as follows: the Company may (I) request one or more of the Banks to increase the amount of its Commitment (which request shall be in writing and sent to the Administrative Agent to forward to such Bank or Banks) and/or (II) arrange for one or more banks or financial institutions not a party hereto (an "Other Bank") to become parties to and lenders under this Agreement, provided that (w) the Administrative Agent shall have approved such Other Bank, which approval shall not be unreasonably withheld, (x) the minimum Commitment of such Other Bank equals or exceeds $15,000,000 and (y) after giving effect to such increase, no Bank shall have a Commitment hereunder which exceeds an amount equal to 20% of the Aggregate Commitment. In no event may any Bank's Commitment be increased without the prior written consent of such Bank (which consent may be withheld in its sole discretion), and the failure of any Bank to respond to the Company's request for an increase shall be deemed a rejection by such Bank of the Company's request. The Aggregate Commitment may not be increased if, at the time of any proposed increase hereunder, a Default or Event of Default has occurred and is continuing, or either of the Company's LT Ratings from Moody's or S&P is less than A3 or A-, respectively. Upon any request by the Company to increase the Aggregate Commitment hereunder, the Company shall be deemed to have represented and warranted on and as of the date of such request that no Default or Event of Default has occurred and is continuing. Notwithstanding anything contained in this Agreement to the contrary, no Bank shall have any obligation whatsoever to increase the amount of its Commitment, and each Bank may, at its option, unconditionally and without cause, decline to increase its Commitment.

            (ii) If any Bank is willing, in its sole and absolute discretion, to increase the amount of its Commitment hereunder (such a Bank hereinafter referred to as an "Increasing Bank"), it shall enter into a written agreement to that effect with the Company and the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent (a "Commitment Increase Supplement"), which agreement shall specify, among other things, the amount of the increased Commitment of such Increasing Bank. Upon the effectiveness of such Increasing Bank's increase in Commitment, Schedule I hereto shall, without further action, be deemed to have been amended as appropriate to reflect the increased Commitment of such Increasing Bank. Any Other Bank which is willing to become a party hereto and a lender hereunder and that has been approved by the Agent (which approval shall not be unreasonably withheld) shall enter into a written agreement with the Company and the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent (an "Additional Bank Agreement"), which agreement shall specify, among other things, its Commitment hereunder. When such Other Bank becomes a Bank hereunder as set forth in the Additional Bank Agreement, Schedule I shall, without further action, be deemed to have been amended as appropriate to reflect the Commitment of such Other Bank. Upon the execution by the Administrative Agent, the Company and such Other Bank of such Additional Bank Agreement, such Other Bank shall become and be deemed a party hereto and a "Bank" hereunder for all purposes hereof and shall enjoy all rights and assume all obligations on the part of the Banks set forth in this Agreement, and its Commitment shall be the amount specified in its Additional Bank Agreement. Each Other Bank which executes and delivers an Additional Bank Agreement and becomes a party hereto and a "Bank" hereunder pursuant to such Additional Bank Agreement is hereinafter referred to as an "Additional Bank."

            (iii) In no event shall an increase in a Bank's Commitment or the Commitment of an Other Bank pursuant to this subsection 2.1(c) become effective until the Administrative Agent shall have received a favorable written opinion of counsel for the Company, addressed to the Banks, with respect to the matters set forth in paragraphs 2 and 3 of Exhibit B-1-A as they relate to this Agreement and the borrowings hereunder after giving effect to the increase in the Aggregate Commitment resulting from the increase in such Bank's Commitment or the extension of a Commitment by such Other Bank. In no event shall an increase in a Bank's Commitment or the Commitment of an Other Bank which results in the Aggregate Commitment exceeding the amount which is authorized at such time in resolutions previously delivered to the Administrative Agent become effective until the Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Company authorizing the borrowings contemplated pursuant to such increase, certified by the Secretary or an Assistant Secretary of the Company. Concurrently with the execution by an Increasing Bank of a Commitment Increase Supplement or by an Additional Bank of an Additional Bank Agreement, the Company shall make such borrowing from such Increasing Bank or Additional Bank, and/or shall make such prepayment of outstanding Revolving Credit Loans, as shall be required to cause the aggregate outstanding principal amount of Revolving Credit Loans owing to each Bank

(including each such Increasing Bank and Additional Bank) to be proportional to such Bank's share of the Aggregate Commitment after giving effect to any increase thereof. The Company agrees to indemnify each Bank and to hold each Bank harmless from any loss or expense incurred as a result of any such prepayment in accordance with subsection 2.19, as applicable.

            (iv) No Other Bank may become an Additional Bank unless the Administrative Agent and the Company consent (which consent of the Administrative Agent shall not be unreasonably withheld) thereto by executing the Additional Bank Agreement signed by such bank or financial institution (or counterparts thereof), but no consent of any of the other Banks hereunder shall be required therefor. In no event shall the Commitment of any Bank be increased by reason of any other bank or financial institution becoming an Additional Bank, or otherwise, but the Aggregate Commitment shall be increased by the amount of each Additional Bank's Commitment. Upon any Bank entering into a Commitment Increase Supplement or any Additional Bank becoming a party hereto, the Administrative Agent shall notify each other Bank thereof and shall deliver to each Bank a copy of the Additional Bank Agreement executed by such Additional Bank and the Commitment Increase Supplement executed by such Increasing Bank.

            2.2. Revolving Credit Borrowing Procedure. Subject to the terms and conditions hereof, the Company may request Revolving Credit Loans during the Commitment Period on any Working Day, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or on any Business Day, otherwise, provided that the Company shall give the Administrative Agent irrevocable notice, substantially in the form of Exhibit F, (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time,
(a) three Working Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially Eurodollar Revolving Credit Loans or
(b) on the Borrowing Date, otherwise), specifying (i) the amount to be borrowed,
(ii) the requested Borrowing Date, (iii) whether the Borrowing is to be of Eurodollar Revolving Credit Loans, Base Rate Loans or a combination thereof and
(iv) if the Borrowing is to be entirely or partly of Eurodollar Revolving Credit Loans, the amount of such Type of Loan and the length of the initial Interest Period therefor. Each Borrowing of Revolving Credit Loans shall be in an amount equal to (x) in the case of Base Rate Loans, $25,000,000 or a whole multiple of $5,000,000 in excess thereof (or, if the then Aggregate Available Commitment is less than $25,000,000, such lesser amount) and (y) in the case of Eurodollar Revolving Credit Loans, $25,000,000 or a whole multiple of $5,000,000 in excess thereof. Upon receipt of any such notice from the Company, the Administrative Agent shall promptly notify the Lending Installation of each Bank thereof. Each Bank will make the amount of its pro rata share of each Borrowing of Revolving Credit Loans available to the Administrative Agent at the office of the Administrative Agent specified in subsection 9.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. The Administrative Agent shall make the funds so received from the Banks immediately available to the Company at the Administrative Agent's aforesaid address or to an account designated by the Company.

            2.3. Competitive Bid Borrowing Procedure. (a) To request Competitive Bids, the Company shall deliver to the Administrative Agent a Competitive Bid Request, substantially in the form of Exhibit G, to be received by the Administrative Agent (i) in the case of a Eurodollar Competitive Bid Borrowing, not later than 10:00 a.m., New York City time, four

Working Days before a proposed Competitive Bid Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before a proposed Competitive Bid Borrowing. No Base Rate Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit G may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the Company of such rejection by telecopier. Such request shall in each case refer to this Agreement and specify
(x) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Fixed Rate Borrowing, (y) the date of such Borrowing (which shall be a Business Day and, in the case of a Eurodollar Competitive Bid Loan, a Working
Day) and the aggregate principal amount thereof, which shall be a minimum principal amount of $25,000,000 and in an integral multiple of $5,000,000 (or an aggregate principal amount equal to the remaining balance of the available Commitments) and which will not cause the aggregate principal of all outstanding Loans to exceed the Aggregate Commitment, and (z) the Interest Period with respect thereto (which may not end after the Termination Date). The Competitive Bid Maturity Date for each Competitive Bid Loan shall be the date set forth therefor in the relevant Competitive Bid Request, which date shall be not less than fifteen days after the date of the Competitive Bid Borrowing and, in any event, shall not be later than the Termination Date. Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall invite by telecopier (in the form set forth in Exhibit H) the Banks to bid, on the terms and conditions of this Agreement, to make Competitive Bid Loans pursuant to the Competitive Bid Request.

            (b) Each Bank may, in its sole and absolute discretion, make one or more Competitive Bids to the Company responsive to a Competitive Bid Request. Each Competitive Bid by a Bank must be received by the Administrative Agent via telecopier, in the form of Exhibit I, (i) in the case of a Eurodollar Competitive Bid Borrowing, not later than 9:30 a.m., New York City time, three Working Days before a proposed Competitive Bid Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the Business Day of a proposed Competitive Bid Borrowing. Multiple bids will be accepted by the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit I may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the Company, and the Administrative Agent shall notify the Bank making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000, which may exceed such Bank's Commitment and which may equal the entire principal amount of the Competitive Bid Borrowing requested by the Company) of the Competitive Bid Loan or Loans that the applicable Bank is willing to make to the Company, (y) the Competitive Bid Rate or Rates at which such Bank is prepared to make the Competitive Bid Loan or Loans and (z) the Interest Period and the last day thereof. A Competitive Bid submitted by a Bank pursuant to this paragraph
(b) shall be irrevocable.

            (c) The Administrative Agent shall promptly notify the Company by telecopier of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Bid Loan in respect of which a Competitive Bid was made and the identity of the Bank that made each bid. The Administrative Agent shall send a copy of all Competitive

Bids (or a summary of such bids) to the Company for its records as soon as practicable after completion of the bidding process set forth in this subsection 2.3.

            (d) The Company may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. The Company shall notify the Administrative Agent by telephone, confirmed by telecopier in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any or all of the bids referred to in paragraph (c) above,
(x) in the case of a Eurodollar Competitive Bid Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed Competitive Bid Borrowing and (y) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed Competitive Bid Borrowing; provided, however, that (i) the failure by the Company to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above,
(ii) the Company shall not accept a bid made at a particular Competitive Bid Rate if the Company has decided to reject a bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Company shall not exceed the principal amount specified in the Competitive Bid Request,
(iv) if the Company shall accept a bid or bids made at a particular Competitive Bid Rate and such bid or bids would cause the total amount of accepted bids to exceed the amount specified in the Competitive Bid Request, then the aggregate amount of the bids made at such Competitive Bid Rates shall be reduced ratably as necessary to eliminate such excess, and (v) except pursuant to clause (iv) above, no bid shall be accepted for a Competitive Bid Loan unless such Competitive Bid Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further, however, that if a Competitive Bid Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Bid Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amount shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Company. A notice given by the Company pursuant to this paragraph (d) shall be irrevocable.

            (e) The Administrative Agent shall promptly notify each bidding Bank whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy sent by the Administrative Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Bid Loan in respect of which its bid has been accepted.

            (f) A Competitive Bid Request shall not be made within two Business Days after the date of any previous Competitive Bid Request.

            (g) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Bank, it shall submit such bid directly to the Company one quarter of an hour earlier than the latest time at which the other Banks are required to submit their bids to the Administrative Agent pursuant to paragraph
(b) above.

            (h) All notices required by this subsection 2.3 shall be given in accordance with subsection 9.2.

            2.4. Repayment of Loans; Evidence of Debt. (a) The Company unconditionally promises to pay to the Administrative Agent for the account of the relevant Bank (i) on the Termination Date (or such earlier date on which the Loans become due and payable pursuant to subsection 2.8 or Section 7), the unpaid principal amount of each Revolving Credit Loan made to it by such Bank and (ii) on the last day of the Interest Period thereof, the unpaid principal amount of each Competitive Bid Loan made to it by such Bank. The Company shall have no right to prepay any principal of any Competitive Bid Loan. The Company further agrees to pay interest in immediately available funds at the office of the Administrative Agent on the unpaid principal amount of the Loans from time to time from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.12.

            (b) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Company to such Bank resulting from the Loans made by such Bank to the Company, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

            (c) The Administrative Agent shall maintain the Register pursuant to subsection 9.6(d), and a subaccount for each Bank, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, whether such Loan is a Revolving Credit Loan or a Competitive Bid Loan, the Type of each Loan made and the Interest Period or maturity date (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Bank hereunder and
(iii) the amount of any sum received by the Administrative Agent hereunder from the Company and each Bank's share thereof.

            (d) The entries made in the Register and the accounts maintained pursuant to paragraphs (b) and (c) of this subsection shall be prima facie evidence of the items contained therein; provided, however, that the failure of any Bank or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Loan made to the Company by such Bank in accordance with the terms of this Agreement.

            (e) If requested by any Bank for purposes of subsection 9.6(g), the Company shall execute and deliver, at the Company's expense, to such Bank (and deliver a copy thereof to the Administrative Agent) one or more promissory notes evidencing the Loans owing to such Bank pursuant to this Agreement. Any such note shall be substantially in the form of Exhibit A-1, or A-2, as applicable, and shall be entitled to all of the rights and benefits of this Agreement.

            2.5. Facility Fee; Administrative Agent's Fee. (a) The Company agrees to pay to the Administrative Agent for the account of each Bank a non-refundable facility fee at the Applicable Facility Fee Rate per annum on the daily average amount of such Bank's Commitment (whether borrowed or unborrowed) from and including the date hereof to and excluding the Termination Date, payable quarterly in arrears and on each Fee Payment Date.

            (b) The Company will pay to the Administrative Agent, for its own account, an agent's fee equal to the amount agreed upon in writing between the Company and the Administrative Agent, payable to the Administrative Agent in such manner as the Company and the Administrative Agent may agree. Each Bank acknowledges that the Administrative Agent is being paid certain other fees for its own account in connection with the financing pursuant to this Agreement in addition to the fees described in this Agreement.

            2.6. Utilization Fee. If the average daily aggregate principal amount of the Loans outstanding for the calendar quarter ending on a Fee Payment Date (or such shorter period beginning with the date hereof or ending with the Termination Date) is in excess of 50% of the average daily Aggregate Commitment for such calendar quarter or period, the Company agrees to pay to the Administrative Agent for the account of the Banks a non-refundable utilization fee (the "Utilization Fee") at the Applicable Utilization Fee Rate on such average daily aggregate principal amount of the Loans outstanding during such calendar quarter (or shorter period), payable in arrears on each Fee Payment Date.

            2.7. Termination or Reduction of Commitments. The Company shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Aggregate Commitment or, from time to time, to reduce the amount of the Aggregate Commitment, provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments made in respect of the Loans on the effective date of such termination or reduction, the aggregate principal amount of the Loans then outstanding would exceed the Aggregate Commitment then in effect. Any such reduction shall be in an amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Commitments then in effect.

            2.8. Optional Prepayments of Revolving Credit Loans. The Company may at any time and from time to time prepay the Revolving Credit Loans, in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agent given not less that three Business Days prior to the prepayment date, in the case of prepayments of Eurodollar Revolving Credit Loans, or on the prepayment date, in the case of prepayments of Base Rate Loans, specifying the date and amount of prepayment and whether the prepayment is of Base Rate Loans, Eurodollar Revolving Credit Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Prepayments made in respect of any Eurodollar Loans on any day other than the last day of the applicable Interest Period shall be accompanied by amounts, if any, payable pursuant to subsection 2.19(d). The Company shall not have the right to prepay any Competitive Bid Loan without the consent of the Bank that made such Competitive Bid Loan.

            2.9. Conversion and Continuation Options. (a) The Company may elect from time to time to convert Eurodollar Revolving Credit Loans to Base Rate Loans by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election, provided that any such conversion of Eurodollar Revolving Credit Loans may only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert Base Rate Loans to Eurodollar Revolving Credit Loans by giving the Administrative Agent at least three Working Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Revolving Credit Loans shall specify the length of the initial Interest

Period or Interest Periods therefor. Upon receipt of such notice the Administrative Agent shall promptly notify each Bank thereof. All or any part of outstanding Eurodollar Revolving Credit Loans and Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Revolving Credit Loan when any Event of Default has occurred and is continuing unless the Administrative Agent or the Required Banks have determined that such a conversion is appropriate, (ii) any such conversion may only be made if, after giving effect thereto, subsection 2.11 shall not have been contravened and (iii) no Revolving Credit Loan may be converted into a Eurodollar Revolving Credit Loan after the date that is one month prior to the Termination Date.

            (b) Any Eurodollar Revolving Credit Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Revolving Credit Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Banks have determined that such a continuation is not appropriate, (ii) if, after giving effect thereto, subsection 2.11 would be contravened or (iii) after the date that is one month prior to the Termination Date. If the Company shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

            2.10. Applicable Interest Rate Margins, Facility Fee Rate and Utilization Fee. The Applicable Eurodollar Margin, the Applicable Facility Fee Rate and the Applicable Utilization Fee Rate (the Applicable Eurodollar Margin, the Applicable Facility Fee Rate and the Applicable Utilization Fee Rate, individually or collectively, the "Applicable Margin" or "Applicable Rate") shall be equal to the percentage per annum set forth below (in basis points).

-------------------------------------------------------------------------------------------------------
Pricing     LT Ratings         ST Ratings        Facility       Eurodollar Rate Loan      Utilization
Level       S&P/Moody's        S&P/Moody's          Fee                Margin             Fee (> 50%)
-------------------------------------------------------------------------------------------------------
   1          AA-/Aa3      and      A-1/P-1         5.0                 10.0                  5.0
   2          A+/A1        and      A-1/P-1         6.0                 14.0                  5.0
   3          A/A2         and      A-1/P-1         7.0                 18.0                  5.0
   4          A-/A3                   N/A           8.5                 24.0                  7.5
   5          BBB+/Baa1               N/A          10.0                 32.5                  12.5
-------------------------------------------------------------------------------------------------------

            For purposes of the foregoing, if the Debt Ratings fall within different pricing levels, then the highest of such pricing levels (i.e., the pricing level having the lowest numerical designation above) shall apply.

            2.11. Minimum Amounts of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche shall be equal to $25,000,000 or a whole multiple of $5,000,000 in excess thereof.

            2.12. Interest Rates and Payment Dates. (a) The Loans comprising each Eurodollar Borrowing shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to (i) in the case of each Eurodollar Revolving Credit Loan, the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin and (ii) in the case of each Eurodollar Competitive Bid Loan, the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Margin offered by the Bank making such Loan and accepted by the Company pursuant to subsection 2.3.

            (b) Each Base Rate Loan shall bear interest for each day during which such Base Rate Loan is outstanding at a rate per annum equal to the Base Rate.

            (c) Each Fixed Rate Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the fixed rate of interest offered by the Bank making such Loan and accepted by the Company pursuant to subsection 2.3.

            (d) If all or a portion of (i) the principal amount of any Loan or
(ii) any interest payable thereon, any fee or any other amount payable pursuant to the terms of this Agreement (other than attorneys' fees incurred in connection with the enforcement of the terms hereof) shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any overdue interest, fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such amount is paid in full (after as well as before judgment).

            (e) Interest on each Loan shall be payable in arrears on each Interest Payment Date applicable to such Loan, the Termination Date and upon any prepayment of such Loan, provided that interest accruing pursuant to paragraph
(d) of this subsection shall be payable on demand.

            2.13. Computation of Interest and Fees. (a) Interest on Base Rate Loans shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Interest on Eurodollar Loans, Fixed Rate Loans and all fees shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the Banks of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate is announced. The Administrative Agent shall as soon as practicable notify the Company and the Banks of the effective date and the amount of each such change in interest rate. Notwithstanding anything to the contrary in this Agreement, interest paid or becoming due hereunder shall in no event exceed the maximum rate permitted by applicable law.

            (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Banks in the absence of manifest error. The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 2.12.

            (c) If any Reference Bank's Commitment shall terminate or all its Loans shall be assigned for any reason whatsoever, such Reference Bank shall thereupon cease to be a Reference Bank, and if, as a result of the foregoing, there shall only be one Reference Bank remaining, the Administrative Agent (after consultation with the Company and the Banks) shall, by notice to the Company and the Banks, designate another Bank acceptable to the Company, as a Reference Bank so that there shall at all times be at least two Reference Banks.

            (d) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Banks shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall, subject to the provisions of subsection 2.14, be determined on the basis of the quotations of the remaining Reference Banks or Reference Bank.

            2.14. Inability to Determine Interest Rate. In the event that prior to the first day of any Interest Period the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Administrative Agent shall give telex, telecopy or telephonic notice thereof to the Company and the Banks as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans (including any Eurodollar Competitive Bid Loan) requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted on the first day of such Interest Period to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Company have the right to convert Loans to Eurodollar Loans.

            2.15. Pro Rata Treatment and Payments. (a) Each Revolving Credit Borrowing by the Company from the Banks hereunder, each payment by the Company on account of any fee hereunder and, except as contemplated by subsections 2.1(c)(iii), 2.20, 2.22 and 2.23 any reduction of the Commitments of the Banks shall be made pro rata according to the respective Commitment Percentages of the Banks. Except as contemplated by subsections 2.1(c)(iii), 2.20, 2.22 and 2.23, each payment (including each prepayment) by the Company on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Banks. Each payment of principal of any Competitive Bid Borrowing shall be allocated pro rata among the Banks participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Bid Loans comprising such Borrowing. Each payment of interest on any Competitive Bid Borrowing shall be allocated pro rata among the Banks participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Bid Loans comprising such Borrowing. Each Bank agrees that in computing such Bank's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Bank's percentage of such Borrowing to the next higher or lower whole dollar amount. All payments (including prepayments) to be made by the Company hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Banks, at the Administrative Agent's office specified in subsection 9.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lending Installation of the Banks promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Working Day.

            (b) Unless the Administrative Agent shall have been notified in writing by any Bank prior to the proposed time of any Borrowing on any Borrowing Date that such Bank will not make the amount that would constitute its Commitment Percentage of the Borrowing on such date available to the Administrative Agent, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is made available to the Administrative Agent on a date after such Borrowing Date, such Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal funds rate during such period as quoted by the Administrative Agent, times (ii) the amount of such Bank's Commitment Percentage of such Borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Bank's Commitment Percentage of such Borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Bank with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Bank's Commitment Percentage of such Borrowing is not in fact made available to the Administrative Agent by such Bank within three Business Days of such Borrowing Date, the Administrative Agent shall notify the Company of such Bank's failure to fund, and shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Company.

            2.16. Illegality. Notwithstanding any other provision herein, if any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Bank hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled, (b) the Loans of such Bank then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law and (c) such Bank shall promptly notify the Administrative Agent of any such cancellation and conversion pursuant to this subsection 2.16.

            2.17. Requirements of Law. (a) In the event that after the date hereof any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority charged with the administration or interpretation thereof or compliance by any Bank or the Lending Installation of any Bank with any request or directive (whether or not having the force of law) from any such Governmental Authority made subsequent to the date hereof:

            (i) shall subject any Bank or the Lending Installation of any Bank to any tax of any kind whatsoever with respect to this Agreement, or any Eurodollar Loan or Fixed Rate Loan made by it, or change the basis of taxation of payments to such Bank or the Lending Installation of such Bank in respect thereof (except for taxes covered by subsection 2.18 and changes in the rate of tax on the net income of such Bank or the Lending Installation of such Bank);

            (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Bank or the Lending Installation of such Bank which is not otherwise included in the determination of interest on the Eurodollar Rate Loans or Fixed Rate Loans hereunder; or

            (iii) shall impose on such Bank or the Lending Installation of such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank or the Lending Installation of such Bank, by an amount which such Bank deems to be material, of making, converting into, continuing or maintaining any Eurodollar Loan or Fixed Rate Loan or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Company shall pay such Bank, within 30 days after its demand, any additional amounts necessary to compensate such Bank for such increased cost or reduced amount receivable. If any Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Company, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Bank, through the Administrative Agent, to the Company shall set forth, in reasonable detail, the basis for such claim and the method of computation thereof and be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of all other amounts payable hereunder. Notwithstanding the foregoing, no Bank shall be entitled to request compensation under this Section with respect to any Competitive Bid Loan if it shall have been aware of the change giving rise to such request at the time of submission of such Bank's Competitive Bid pursuant to which such Competitive Loan shall have been made.

            (b) In the event that any Bank shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or the Lending Installation of such Bank or any corporation or other entity controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in each case, made subsequent to the date hereof, does or shall have the effect of reducing the rate of return on such Bank's, such

Lending Installation's or such corporation's or other entity's capital as a consequence of its obligations hereunder to a level below that which such Bank, such Lending Installation or such corporation or other entity could have achieved but for such change or compliance (taking into consideration such Bank's, such Lending Installation's or such corporation's or other entity's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, after submission by such Bank to the Company of a written request therefor, the Company shall pay to such Bank within 90 days after demand such additional amount or amounts as will compensate such Bank for such reduction. Each such request shall be accompanied by such information in respect of the basis for the claim made thereby and the method of computation thereof as such Bank shall at the time customarily provide to other borrowers deemed by it to be similarly situated. This covenant shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

            (c) Each Bank, through the Administrative Agent, will promptly notify the Company of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this subsection. Notwithstanding the foregoing, no Bank shall be entitled to any compensation described in this Section unless, at the time it requests such compensation, it is the policy or general practice of such Bank to request compensation for comparable costs in similar circumstances under comparable provisions of other credit agreements for comparable customers (as determined by such Bank) unless specific facts or circumstances applicable to the Company or the transactions contemplated by this Agreement would alter such policy or general practice. If any Bank fails to give the notice described in subsection 2.17(c) within 90 days after it obtains such actual knowledge of the event required to be described in such notice, such Bank shall, with respect to any compensation that would otherwise be owing to such Bank under this subsection 2.17, only be entitled to payment for increased costs incurred from and after the date that such Bank does give such notice. If the Company shall reimburse any Bank pursuant to this Section for any cost and such Bank shall subsequently receive a refund in respect thereof, such Bank shall so notify the Company and, upon its request, will pay to the Company the portion of such refund that such Bank shall determine in good faith to be allocable to the costs so reimbursed.

            2.18. Taxes. (a) All payments made by or on behalf of the Company under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Administrative Agent and each Bank, taxes based on or measured by net income imposed on the Administrative Agent or such Bank, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Administrative Agent or such Bank (excluding a connection arising solely from the Administrative Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Bank hereunder, the amounts so payable to the Administrative Agent or such Bank shall be increased to the extent necessary to yield to the Administrative Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Company shall not be required to increase any amounts payable to any Non-U.S. Lender (as defined in subsection 2.18(b)) with respect to any Taxes that would not have been imposed but for such Non-U.S. Lender's failure to provide to the Company the Internal Revenue Service Forms required to be provided to the Company pursuant to subsection 2.18(b). Whenever any Taxes are payable by the Company, promptly thereafter the Company shall send to the Administrative Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof. If such evidence of payment is unavailable, other evidence of such payment, satisfactory to the Administrative Agent, shall be provided by the Company. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Company shall indemnify the Administrative Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Bank as a result of any such failure.

            (b) Each Bank represents and warrants to the Company that under currently applicable law and treaties no Taxes will be required to be withheld by the Company with respect to any payments to be made to such Bank hereunder. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes (each, a "Non-U.S. Lender") agrees to deliver to the Company and the Administrative Agent on or prior to the Closing Date or, in the case of a Non-U.S. Lender that is an assignee or transferee of, or purchaser of a participation in, an interest under this Agreement pursuant to subsection 9.6 (unless such Non-U.S. Lender was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Non-U.S. Lender, (i) two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (or successor forms) certifying that such Non-U.S. Lender is entitled as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement, or
(ii) if such Non-U.S. Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or any successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit K (any such certificate, an "Exemption Certificate"), and (y) two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying that such Non-U.S. Lender is entitled as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement. In addition, each Non-U.S. Lender agrees that from time to time after the Closing Date, when the passage of time or a change in facts or circumstances renders the previous certification obsolete or inaccurate in any material respect, such Non-U.S. Lender will deliver to the Company and the Administrative Agent two (2) new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to a complete exemption under an income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and an Exemption Certificate, as the case may be, and such other forms as may be required in order to confirm or establish that such Non-U.S. Lender is entitled to a continued exemption from United States withholding tax with respect to payments under this Agreement, or such Non-U.S. Lender shall immediately notify the Company and the

Administrative Agent of its inability to deliver any such form or Exemption Certificate, in which case such Non-U.S. Lender shall not be required to deliver any such form or Exemption Certificate. Notwithstanding anything to the contrary contained in this subsection 2.18, the Company agrees to pay any additional amounts and to indemnify each Non-U.S. Lender in the manner set forth in subsection 2.18(a) in respect of any United States Taxes deducted or withheld by them if such Taxes would not have been deducted or withheld but for any change after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof.

            (c) If any Bank (or Participant or Assignee) or the Administrative Agent shall become aware that it is entitled to receive a refund or credit (such credit to include any increase in any foreign tax credit) as a result of Taxes (including any penalties or interest with respect thereto) as to which it has been indemnified by the Company pursuant to this subsection 2.18, it shall promptly notify the Company of the availability of such refund or credit and shall, within 30 days after receipt of a request by the Company, apply for such refund or credit at the Company's expense, and in the case of any application for such refund or credit by the Company, shall, if legally able to do so, deliver to the Company such certificates, forms or other documentation as may be reasonably necessary to assist the Company in such application. If any Bank (or Participant or Assignee) or the Administrative Agent receives a refund or credit (such credit to include any increase in any foreign tax credit) in respect to any Taxes as to which it has been indemnified by the Company pursuant to this subsection 2.18, it shall promptly notify the Company of such refund or credit and shall, within 60 days after receipt of such refund or the benefit of such credit (such benefit to include any reduction of the taxes for which any Bank (or Participant or Assignee) or the Administrative Agent would otherwise be liable due to any increase in any foreign tax credit available to such Bank (or Participant or Assignee) or the Administrative Agent), repay the amount of such refund or benefit of such credit (with respect to the credit, as determined by the Bank, Participant or Assignee or Administrative Agent in its sole, reasonable judgment) to the Company (to the extent of amounts that have been paid by the Company under this subsection 2.18 with respect to Taxes giving rise to such refund or credit), plus any interest received with respect thereto, net of all reasonable out-of-pocket expenses of such Bank (or Participant or Assignee) or the Administrative Agent and without interest (other than interest actually received from the relevant taxing authority or other Governmental Authority with respect to such refund or credit); provided, however, that the Company, upon the request of such Bank (or Participant or Assignee) or the Administrative Agent, agrees to return the amount of such refund or benefit of such credit (plus interest) to such Bank (or Participant or Assignee) or the Administrative Agent in the event such Bank (or Participant or Assignee) or the Administrative Agent is required to repay the amount of such refund or benefit of such credit to the relevant taxing authority or other Governmental Authority.

            (d) The agreements in this subsection shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

            2.19. Indemnity. The Company agrees to indemnify each Bank and to hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of (a) default by the Company in payment when due of the principal amount of or interest on any Eurodollar Loan or Fixed Rate Loan, (b) default by the Company in making a borrowing of, conversion into or continuation of any Eurodollar Loan, or any borrowing of a

Fixed Rate Loan, after the Company
has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Company in making any prepayment after the Company has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment of a Eurodollar Loan or Fixed Rate Loan on a day which is not the last day of an Interest Period with respect thereto, including, in each case, any such loss or expense arising from the reemployment of funds obtained by it (or which it has arranged to obtain) or from fees payable to terminate the deposits from which such funds were obtained (or which it has arranged to obtain). Such indemnification shall exclude any loss of margin hereunder, but shall include, without limitation, costs of terminating an applicable Eurodollar Rate contract plus an amount equal to the excess, if any, as reasonably determined by such Bank, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, converted or continued or transferred or assigned (assumed to be the Eurodollar Rate or, in the case of a Fixed Rate Loan, the fixed rate of interest applicable thereto) for the period from the date of such payment, prepayment or conversion or failure to borrow, convert, or continue or transfer or assignment to the last day of the current or anticipated Interest Period for such Loan) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued or transferred or assigned for such period or Interest Period, as the case may be. Nothing in this Section shall be deemed to give the Company any right to prepay any Competitive Bid Loan or other Loan the prepayment of which is otherwise prohibited pursuant to the terms of this Credit Agreement. This covenant shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

            2.20. Actions of Banks. Each Bank agrees to use reasonable efforts (including reasonable efforts to change the Lending Installation for its Loans) to avoid or minimize any illegality pursuant to subsection 2.16 or any amounts which might otherwise be payable pursuant to subsection 2.17 or 2.18; provided, however, that such efforts shall not cause the imposition on such Bank of any additional costs or legal or regulatory burdens deemed by such Bank to be material and shall not be otherwise disadvantageous to such Bank in any way. In the event that such reasonable efforts are insufficient to avoid all such illegality, all such events or circumstances or all amounts that might be payable pursuant to subsection 2.17 or 2.18, then the Company may remove any such Bank pursuant to subsection 2.22 or replace any such Bank pursuant to subsection 2.23.

            2.21. Lending Installations. Each Bank may hold its Loans at any Lending Installation selected by it and may change its Lending Installation from time to time, provided that no such Bank shall be entitled to receive any greater amount under subsections 2.17, 2.18, 2.19 or 9.5 as a result of a transfer of any such Loans to a different office of such Bank than it would be entitled to immediately prior thereto unless such claim would have arisen even if such transfer had not occurred. All provisions of this Agreement shall apply to any such Lending Installation. Each Bank may, by written or telex notice to the Company and the Administrative Agent, designate a Lending Installation through which the Loans will be made by it and for whose account payments are to be made.

            2.22. Removal of Banks. The Company shall be permitted, from time to time in its discretion, to remove Banks from this Agreement and to reduce the Aggregate Commitment; provided, that (a) the Aggregate Commitment may not be reduced below $500,000,000 as a result of removal of one or more Banks from this Agreement pursuant to this Section, (b) after giving effect to such removal, no Bank shall have a Commitment hereunder which exceeds an amount equal to 20% of the Aggregate Commitment and (c) a Bank may not be removed from this Agreement at any time a Default or an Event of Default exists and remains uncured or unwaived under this Agreement. If the Company elects to terminate the Commitment of a Bank, it shall give not less than 30 days written notice to the Administrative Agent and such Bank. On the effective date of such termination, the Company shall pay to the Administrative Agent, for the account of such Bank, in immediately available funds, an amount equal to all Loans and other amounts (including accrued interest and fees) owing to such Bank plus the amounts, if any, owing to such Bank under subsections 2.17, 2.18, 2.19 and 9.5. Notwithstanding the removal of any Bank pursuant to this subsection, such Bank shall continue to have all such rights as would survive the termination of this Agreement under subsections 2.17, 2.18, 2.19 and 9.5.

            2.23. Replacement of Banks. In the event that any Bank (a "Notifying Bank") (a) shall demand payment by the Company of any amount pursuant to subsection 2.17 or 2.18, (b) shall cause the suspension of the availability of any Type pursuant to subsection 2.16, (c) shall have excused itself from funding a Loan pursuant to subsection 2.16, (d) shall have failed to make available a Loan on the date on which it was obligated to do so or (e) shall have failed to consent to any waiver, amendment or modification of this Agreement that has been consented to by the Required Banks, the Company may, upon notice to such Notifying Bank and the Administrative Agent, nominate a new financial institution or group of financial institutions willing to participate in the facility in the place of such Notifying Bank ("Replacement Bank"). Upon receipt of such notice from the Company and upon the consent of the Administrative Agent as to the Replacement Bank, which consent shall not be unreasonably withheld, such Notifying Bank shall be obligated to transfer without recourse, representation, warranty (other than that it has not in any way transferred, assigned, encumbered, sold or conveyed its rights under its Loans) or expense to such Notifying Bank, all of its rights (other than rights that would survive the termination of this Agreement pursuant to subsections 2.17, 2.18, 2.19 and 9.5) and obligations hereunder to the Replacement Bank; provided that the Replacement Bank satisfies all of the requirements of this Agreement and pays such Notifying Bank all amounts owing to such Notifying Bank under this Agreement and the Company pays such Notifying Bank any funding losses incurred pursuant to subsection 2.19, if any, as a result of such replacement. This subsection 2.23 shall in no way affect the right of the Company to replace, remove or add a Bank pursuant to any other provision of this Agreement.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

            To induce the Banks to enter into this Agreement and to make the Loans hereunder, the Company hereby represents and warrants to the Administrative Agent and each Bank that:

            3.1. Financial Condition. The consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 31, 2005, and the related consolidated statements of income and of cash flows for the period ended on such date, reported on by PricewaterhouseCoopers LLP, copies of which have heretofore been furnished to each Bank, present fairly the consolidated financial condition of the Company and its consolidated

Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at September 30, 2006, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

            3.2. No Change. Since December 31, 2005 and until the date of this Agreement, except to the extent publicly disclosed on or prior to December 31, 2005 through filings made by the Company with the SEC or press releases issued by the Company there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

            3.3. Corporate Existence; Compliance with Law; Significant Subsidiaries. Each of the Company and its Significant Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) has the power and authority to conduct the business in which it is currently engaged. Each Significant Subsidiary as of September 30, 2006 is listed on Schedule II hereto.

            3.4. Corporate Power; Authorization; Enforceable Obligations. The Company has the corporate power and authority to make, deliver and perform this Agreement and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required on the part of the Company in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement. This Agreement has been duly executed and delivered on behalf of the Company. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            3.5. No Legal Bar. The execution, delivery and performance of this Agreement, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or material Contractual Obligation of the Company or of any of its Significant Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their material respective properties or revenues pursuant to any such Requirement of Law or material Contractual Obligation.

            3.6. No Material Litigation. (a) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the

Company, threatened by or against the Company or any of its Significant Subsidiaries or against any of its or their respective properties or revenues, in any case that involves this Agreement, the execution, delivery and performance of this Agreement or the Borrowings hereunder.

            (b) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Significant Subsidiaries or against any of its or their respective properties or revenues which could reasonably be expected to result in a violation of subsection 6.3, except to the extent publicly disclosed prior to the date of this Agreement through filings made by the Company with the SEC or press releases issued by the Company.

            3.7. No Default. (a) Neither the Company nor any of its Significant Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to result in a violation of subsection 6.3.

            (b) No Default or Event of Default has occurred and is continuing.

            3.8. Aggregation of the Representations and Warranties Relating to Net Worth. The total effect of each event or circumstance referred to in subsections 3.6(b) and 3.7(a) is not, when taken together in the aggregate, reasonably expected to result in a violation of subsection 6.3.

            3.9. Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect in violation of the provisions of Regulations T, U and X of the Board of Governors of the Federal Reserve System.

            3.10. ERISA. Each Plan complies in all material respects with all applicable provisions of ERISA and the Code, no Reportable Event has occurred with respect to any Plan, neither the Company nor any other members of any Commonly Controlled Entity has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to terminate any Plan, except in any case to the extent that such failures could not, in the aggregate, reasonably be expected to result in a violation of subsection 6.3.

            3.11. Investment Company Act. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            3.12. Purpose of Loans. The proceeds of the Loans shall be used by the Company for general corporate purposes and to repay outstanding Indebtedness.

                        SECTION 4. CONDITIONS PRECEDENT

            4.1. Conditions to Initial Loans. The agreement of each Bank to make the initial Loan requested to be made by it is subject to the satisfaction of the following conditions precedent:

            (a) Credit Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by a duly authorized officer of the Company, with a counterpart for each Bank.

            (b) Corporate Proceedings of the Company. The Administrative Agent shall have received, with a counterpart for each Bank, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Company authorizing (i) the execution, delivery and performance of this Agreement, and (ii) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of the Company as of the Closing Date pursuant to a certificate substantially in the form of Exhibit D-2, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

            (c) Corporate Documents. The Administrative Agent shall have received, with a counterpart for each Bank, true and complete copies of the certificate of incorporation and by-laws of the Company, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Company.

            (d) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Bank, (i) the executed legal opinions of counsel to the Company, substantially in the form of Exhibit B-1-A and Exhibit B-1-B, respectively, and (ii) the executed legal opinion of Simpson Thacher & Bartlett LLP, counsel to the Administrative Agent, substantially in the form of Exhibit B-2.

            (e) Certificates. The Administrative Agent shall have received, with a counterpart for each Bank, an officer's certificate of the chief financial officer, treasurer or controller of the Company, substantially in the form of Exhibit D-1, and a certificate of incumbency of the Company, substantially in the form of Exhibit E.

            (f) Transfer Instructions. The Administrative Agent shall have received written money transfer instructions addressed to the Administrative Agent and signed by a duly authorized officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

            4.2. Conditions to Each Loan. The agreement of each Bank to make any Loan requested to it on any date (including, without limitation, its initial
Loan) is subject to the satisfaction of the following conditions precedent:

            (a) Representations and Warranties. Each of the representations and warranties made by the Company in Section 3 of this Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date except (i) to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date, (ii) for changes in the Schedules hereto reflecting transactions permitted by this Agreement and
(iii) subsequent to the Closing Date, for the representations and warranties contained in subsection 3.2.

            (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

            (c) Borrowing Notice. The Administrative Agent shall have received a notice of borrowing from the Company, substantially in the form of Exhibit F.

Each Borrowing by the Company hereunder shall constitute a representation and warranty by the Company as of the date of such Loan that the conditions contained in this subsection 4.2 have been satisfied. It is understood and agreed that conversions and continuations of Revolving Credit Loans pursuant to subsection 2.9 shall not be subject to the conditions set forth in this subsection 4.2.

                        SECTION 5. AFFIRMATIVE COVENANTS

            The Company hereby agrees that, so long as any Commitment shall remain in effect, any principal of or interest on any Loan or any other amount shall be unpaid hereunder, the Company shall:

            5.1. Financial Statements. Furnish to:

            (a) each Bank, promptly after becoming available, each annual and quarterly report which the Company files with the SEC;

            (b) each Bank, promptly after becoming available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the SEC by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing (provided that no such financial statements of the Company need be so delivered if the Company shall have delivered to such Bank its annual report for the relevant year containing such financial statements pursuant to subsection 5.1(a));

            (c) each Bank, promptly after becoming available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, (i) a consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such quarter and (ii) the related consolidated statements of income and cash flows for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in comparative form (i) in the case of clause (i) above, the figures for the previous fiscal year end, and (ii) in the case of clause (ii) above, the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to the absence of footnotes and normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Company (the "Certificate") (provided that no such financial statements of the Company or the Certificate need be so delivered if the Company shall have delivered to such Bank its quarterly report for the relevant quarter containing such financial statements pursuant to subsection 5.1(a));

all such financial statements to fairly present in all material respects the financial condition and results of operations of the Company and to be prepared in reasonable detail and in accordance with Agreement Accounting Principles (except as approved by such accountants or officer, as the case may be, and disclosed therein);

            (d) the Administrative Agent (for distribution to each Bank), each Report on Form 8-K (if any) which the Company files with the SEC;

            (e) the Administrative Agent (for distribution to each Bank), upon specific request, copies of all financial statements and reports which the Company has sent to holders of its publicly issued debt securities, and after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the SEC; and

            (f) the Administrative Agent (for distribution to each Bank requesting such information), promptly, such other information regarding the operations, business affairs and financial condition of the Company as any Bank may from time to time reasonably request through the Administrative Agent.

Any financial statement required to be furnished pursuant to this subsection 5.1 shall be deemed to have been furnished on the date on which the Company gives notice to the Administrative Agent (who shall then give notice to the Banks) that the Company has posted such financial statement, or provided a link thereto, on the Company's website or on the Company's behalf on the Intralinks website on the Internet at www.intralinks.com or another relevant website, if any, to which each Bank and the Administrative Agent have access. Notwithstanding the foregoing, the Company shall deliver paper copies of any financial statement referred to in this subsection 5.1 to any Bank if the Administrative Agent, on behalf of such Bank, requests the Company to furnish such paper copies. Except as provided in the preceding sentence, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to in subsection 5.1, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Bank shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

            5.2. Payment of Obligations. Pay, discharge or otherwise satisfy, and cause each of its Significant Subsidiaries to pay, discharge or otherwise satisfy, at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Significant Subsidiaries, as the case may be, or except to the extent that the failure to pay, discharge or otherwise satisfy the same could not, in the aggregate, reasonably be expected to result in a violation of subsection 6.3.

            5.3. Conduct of Business and Maintenance of Existence. Preserve, renew and keep in full force and effect, and cause each of its Significant Subsidiaries to preserve, renew and keep in full force and effect, its corporate existence and take, and cause each of its Significant

Subsidiaries to take, all reasonable action to maintain all rights, privileges and franchises material to the normal conduct of its significant businesses, provided, however, that notwithstanding this subsection 5.3, the Company or any Significant Subsidiary may (a) discontinue any of its businesses that are no longer deemed advantageous to it (such determination to be in the sole and absolute discretion of the Company or such Significant Subsidiary) and (b) sell or dispose of any assets, subsidiaries or the capital stock thereof, or consolidate with, accept a merger of, or permit the merger of such Person into any other Person in a transaction permitted pursuant to subsection 6.2; and comply, and cause each of its Significant Subsidiaries to comply, in all material respects with all Requirements of Law (including, but not limited to, ERISA), except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to result in a violation of subsection 6.3.

            5.4. Notices. Promptly give notice (or in the case of subsection 5.4(d), a copy) to the Administrative Agent of:

            (a) the occurrence of any Default or Event of Default;

            (b) any litigation, investigation or proceeding affecting the Company or any of its Significant Subsidiaries which could reasonably be expected to result in a violation of subsection 6.3;

            (c) the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan, in any event which could reasonably be expected to result in a Material Adverse Effect; and

            (d) as soon as possible and in any event within 30 days after receipt by the Company, a copy of (i) any notice or claim to the effect that the Company or any Subsidiary is or may be liable to any Person as a result of the release by the Company, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (ii) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Company or any Subsidiary, which could reasonably be expected to result in a claim, liability or loss that will, in the case of clauses (i) or (ii), when aggregated with the effect of any failure by the Company to (x) maintain and preserve all property material to the conduct of its business, (y) keep such property in good repair, working order and condition and (z) from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto, result in a violation of subsection 6.3.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

            5.5. Status of Obligations. Ensure that its obligations under this Agreement shall at all times be direct and general obligations of the Company and shall at all times rank at least pari passu in all respects with all other outstanding unsecured and unsubordinated indebtedness of the Company.

            5.6. Maintenance of Property. At all times maintain and preserve, and cause each of its Significant Subsidiaries to maintain and preserve, all property material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto, in each of the foregoing cases, ordinary wear and tear being excepted, except where the failure to do so would not result in a violation of subsection 6.3; provided, however, that nothing in this subsection
5.6 shall prevent the Company or any Subsidiary from (a) discontinuing the operation and maintenance of any of its properties no longer deemed useful in the conduct of its business or (b) selling or disposing of any assets, subsidiaries or the capital stock thereof in a transaction permitted pursuant to subsection 6.2.

            5.7. Payment of Taxes. Pay and discharge promptly when due, and cause each of its Significant Subsidiaries to pay and discharge promptly when due, all taxes, assessments and governmental charges or levies the amounts of which are material to the business, assets, operations, prospects or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole, imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, or levy so long as the validity or amount thereof shall be contested in good faith by appropriate actions or proceedings and the Company shall have set aside on its books appropriate reserves with respect thereto.

            5.8. Use of Proceeds. Use the proceeds of the Loans for general corporate purposes and to repay outstanding Indebtedness. The Company will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any "margin stock" (as defined in Regulation U) in violation of the provisions of Regulations T, U and X of the Board of Governors of the Federal Reserve System.

                         SECTION 6. NEGATIVE COVENANTS

            The Company hereby agrees that, so long as any Commitment remains in effect, or any principal of or interest on any Loan or any other amount shall be unpaid hereunder, the Company shall not:

            6.1. Negative Pledge. (a) (1) Create, incur or suffer to exist any Lien upon any of its property or assets to secure indebtedness for money borrowed, incurred, issued, assumed or guaranteed by the Company or (2) create any Lien upon any of its property or assets to secure any indebtedness or other obligations of any Person if such Lien is a Lien created by any action of the Company (including any grant by the Company of any Lien pursuant to a written instrument or by the pledge by the Company of property, but excluding Liens arising by operation of law), without, in the case of any Lien described in the foregoing clauses (1) and (2), thereby expressly securing the due and punctual payment of the principal of and interest on the Loans and all other amounts payable by the Company hereunder equally and ratably with any and all other obligations and indebtedness secured by such Lien, so long as any such other obligations and indebtedness shall be so secured; provided, however, that this restriction shall not prohibit or otherwise restrict:

            (i) the Company from creating, incurring or suffering to exist upon any of its property or assets any Lien in favor of any subsidiary of the Company;

            (ii) the Company (A) from creating, incurring or suffering to exist a purchase money Lien upon any such property, assets, capital stock or indebtedness acquired by the Company prior to, at the time of, or within one year after (1) in the case of physical property or assets, the later of the acquisition, completion of construction (including any improvements on existing property) or commencement of commercial operation of such property or (2) in the case of shares of capital stock, indebtedness or other property or assets, the acquisition of such shares of capital stock, indebtedness, property or assets, (B) from acquiring property or assets subject to Liens existing thereon at the date of acquisition thereof, whether or not the indebtedness secured by any such Lien is assumed or guaranteed by the Company, or (C) from creating, incurring or suffering to exist Liens upon any property of any Person, which Liens exist at the time any such Person is merged with or into or consolidated with the Company (or becomes a subsidiary of the Company) or which Liens exist at the time of a sale or transfer of the properties of any such Person as an entirety or substantially as an entirety to the Company;

            (iii) the Company from creating, incurring or suffering to exist upon any of its property or assets Liens in favor of the United States of America or any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute (including maintaining self-insurance or participating in any fund in connection with worker's compensation, disability benefits, unemployment insurance, old age pensions or other types of social benefits, or joining in any other provisions or benefits available to companies participating in any such arrangements);

            (iv) the Company from creating, incurring or suffering to exist upon any of its property or assets Liens securing the performance of letters of credit, bids, tenders, sales contracts, purchase agreements, repurchase agreements, reverse repurchase agreements, bankers' acceptances, leases, surety and performance bonds, and other similar obligations incurred in the ordinary course of business;

            (v) the Company from creating, incurring or suffering to exist Liens upon any real property acquired or constructed by the Company primarily for use in the conduct of its business;

            (vi) the Company from entering into any arrangement with any Person providing for the leasing by the Company of any property or assets, which property or assets have been or will be sold or transferred by the Company to such Person with the intention that such property or assets will be leased back to the Company, if the obligations in respect of such lease would not be included as liabilities on a consolidated balance sheet of the Company;

            (vii) the Company from creating, incurring or suffering to exist upon any of its property or assets Liens to secure non-recourse debt in connection with the Company engaging in any leveraged or single-investor or other lease transactions, whether (in the case of Liens on or relating to leases or groups of leases or the particular properties subject thereto) such Liens are on the particular properties subject to any leases involved in any of such transactions and/or the rental or other payments or rights under such leases or, in the case of any group of related or unrelated leases, on the properties subject to the leases comprising such group and/or on the rental or other payments or rights under such leases, or on any direct or indirect interest therein, and whether (in any case)
      (A) such Liens are created prior to, at the time of, or at any time after the entering into of such lease transactions and/or (B) such leases are in existence prior to, or are entered into by the Company at the time of or at any time after, the purchase or other acquisition by the Company of the properties subject to such leases;

            (viii) the Company from creating, incurring or suffering to exist
      (A) other consensual Liens in the ordinary course of business of the Company that secure indebtedness that, in accordance with generally accepted accounting principles, would not be included in total liabilities as shown on the Company's consolidated balance sheet, or (B) Liens created by the Company in connection with any transaction intended by the Company to be a sale of property or assets of the Company, provided that such Liens are upon any or all of the property or assets intended to be sold, the income from such property or assets and/or the proceeds of such property or assets;

            (ix) the Company from creating, incurring or suffering to exist Liens on property or assets financed through tax-exempt municipal obligations, provided that such Liens are only on the property or assets so financed;

            (x) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any of the foregoing; provided, however, that any such extension, renewal or replacement shall be limited to all or a part of the property or assets (or substitutions therefor) which secured the Lien so extended, renewed or replaced (plus improvements on such property); and

            (xi) the Company from creating, incurring or suffering to exist any other Lien not otherwise permitted by any of the foregoing clauses (i) through (ix) above if the aggregate amount of all secured debt of the Company secured by such Liens would not exceed 10% of the excess of the Company's consolidated assets over the consolidated liabilities as shown on the Company's most recent audited consolidated financial statements in accordance with generally accepted accounting principles.

            (b) For the purposes of this subsection 6.1, any contract by which title is retained as security (whether by lease, purchase, title retention agreement or otherwise) for the payment of a purchase price shall be deemed to be a purchase money Lien. Nothing in this subsection 6.1 shall apply to any Lien of any kind upon any of the properties of any character of the Company existing on the date of execution and delivery of this Agreement.

            (c) Subject to subsection 6.3, nothing contained in this subsection
6.1 or elsewhere in this Agreement shall prevent or be deemed to prohibit the creation, assumption or guaranty by the Company of any indebtedness not secured by a Lien or the issuance by the Company of any debentures, notes or other evidences of indebtedness not secured by a Lien, whether in the ordinary course of business or otherwise.

            6.2. Consolidations, Mergers and Sales of Assets. Consolidate with any other corporation or limited liability company or any other entity or accept a merger of any other corporation or limited liability company or any other entity into the Company or permit the Company to be merged into any other corporation or limited liability company or any other entity, or sell its properties and assets as, or substantially as, an entirety; provided, however, that subject to the provisions of subsection 6.1, nothing contained in this Agreement shall be deemed to prevent (i) the merger into the Company of another corporation or limited liability company, (ii) the consolidation of the Company and another corporation or limited liability company, (iii) the merger of the Company into another corporation or limited liability company or (iv) the sale of the property or assets of the Company to another corporation or limited liability company, so long as (a) no Default or Event or Default shall have occurred and be continuing and (b) with respect to clauses (ii), (iii) and (iv) above, the surviving corporation or limited liability company of the merger or the purchaser of the Company's assets, as the case may be, shall expressly assume the obligations of the Company under this Agreement and expressly agree to be bound by all other provisions applicable to the Company under this Agreement.

            6.3. Net Worth. Permit Net Worth at any time to be less than $4,000,000,000.

                          SECTION 7. EVENTS OF DEFAULT

            If any of the following events shall occur and be continuing:

            (a) The Company shall (i) fail to pay any principal of any Loan when due in accordance with the terms hereof; (ii) fail to pay any interest on any Loan, any Utilization Fee or any Facility Fee within five Business Days after any such interest or fee becomes due in accordance with the terms hereof; or
(iii) fail to pay any expenses or other amounts payable under this Agreement to the Administrative Agent or any Bank within fifteen days after such expenses or other amounts become due in accordance with the terms hereof; or

            (b) Any representation or warranty made or deemed made by the Company herein or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

            (c) The Company shall default in the observance or performance of any agreement contained in Section 6; or

            (d) The Company shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice shall have been given to the Company by the Administrative Agent; or

            (e) Any event or condition shall occur which results in the acceleration of the maturity of any Indebtedness of the Company or any of its Significant Subsidiaries in an aggregate principal amount equal to or greater than $100,000,000; or the Company or any of its Significant Subsidiaries shall not make any liquidation or termination payment or payments in an aggregate amount equal to or greater than $100,000,000 when it becomes due (any applicable grace period having expired) under one or more Hedging Agreements; or the Company or any of its Significant Subsidiaries shall not pay the principal of or interest on any Indebtedness with respect to Indebtedness in an aggregate principal amount in excess of $100,000,000 when it becomes due and beyond any period of grace with respect thereto; or

            (f) (i) The Company or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any of its Significant Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company or any of its Significant Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any
other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to result in a violation of subsection 6.3; or

            (h) One or more judgments or decrees shall be entered against the Company or any of its Significant Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $100,000,000 or more and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 90 days from the entry thereof; or

            (i) If at any time the Company and its Significant Subsidiaries shall become liable for remediation and/or environmental compliance expenses and/or fines, penalties or other charges which, in the aggregate, could reasonably be expected to result in a violation of subsection 6.3;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Company, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:
(i) with the consent of the Required Banks, the Administrative Agent may, or upon the request of the Required Banks the Administrative Agent shall, by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Banks, the Administrative Agent may, or upon the request of the Required Banks the Administrative Agent shall, by notice of default to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                              SECTION 8. THE AGENTS

            8.1. Appointment. Each Bank hereby designates and appoints Citibank as the Administrative Agent of such Bank under this Agreement, and each such Bank authorizes Citibank as the Administrative Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The Joint Lead Arrangers, the Syndication Agent and the Co-Documentation Agents, in their respective capacities as such, shall not have any duties or responsibilities hereunder nor any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Joint Lead Arrangers, the Syndication Agent or the Co-Documentation Agents in their respective capacities as such.

            8.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            8.3. Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or for any failure of the Company to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Company.

            8.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of the Bank specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the obligations owing by the Company hereunder.

            8.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative

Agent shall give notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

            8.6. Non-Reliance on Administrative Agent and Other Banks. Each Bank expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

            8.7. Indemnification. The Banks agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitment shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans and all other amounts owing hereunder) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

            8.8. Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company as though the Administrative Agent were not the Administrative Agent hereunder. With respect to its Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" shall include the Administrative Agent in its individual capacity.

            8.9. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon thirty days' notice to the Banks, and may be removed at any time with or without cause by the Required Banks. Upon any resignation or removal of the Administrative Agent, the Required Banks shall appoint from among the Banks a successor Administrative Agent for the Banks, which successor Administrative Agent shall be approved by the Company. If no successor Administrative Agent shall have been so approved by the Company and shall have accepted such appointment within thirty days after the resignation of the Administrative Agent, then in place or the Required Banks' removal of the retiring Administrative Agent, such retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent (which shall be a commercial bank or trust company organized or licensed under the laws of the United States or any state thereof) which appointment shall be subject to the approval of the Company such approval not to be unreasonably withheld. Upon the acceptance of any appointment as Administrative Agent hereunder, such successor Administrative Agent shall succeed to the rights, powers and duties of the Administrative Agent and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the obligations owing hereunder. After any retiring Administrative Agent's resignation or removal as Administrative Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                            SECTION 9. MISCELLANEOUS

            9.1. Amendments and Waivers. Neither this Agreement, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Required Banks, the Administrative Agent and the Company may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or adding any financial institution (other than as provided for herein) as a Bank hereunder (thereby increasing the Aggregate Commitment) or changing in any manner the rights of the Banks or of the Company hereunder or thereunder or waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) reduce the amount or extend the maturity of any Loan or any installment thereof, or reduce the amount or rate of interest (other than default interest rates) thereon or extend the time of payment of interest or fees thereon, or reduce any fee payable to any Bank hereunder, or change the amount of or extend any Bank's Commitment, or amend, modify or waive any provision of Section 2.15, in each case without the written consent of the Bank affected thereby, or (b) amend, modify or waive any provision of subsection 2.1(c) or this subsection 9.1, amend the definition of Required Banks or consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement (other than as set forth in subsection 6.2), in each case without the written consent of all the Banks, or
(c) amend, modify or waive any provision of Section 8 or any reference to the Administrative Agent, the Syndication Agent or the Co-Documentation Agents in any other provision of this Agreement which alters the duties or obligations of the Administrative Agent, the Syndication Agent or the Co-Documentation Agents without the written consent of the then Administrative Agent, the Syndication Agent or the Co-Documentation Agents, as the case may be. Nothing in this subsection 9.1 shall prevent or prohibit the Administrative Agent, the Company or any Bank from taking any action in accordance with subsection 2.1(c), 2.20,
2.22 or 2.23 notwithstanding anything contained in this subsection 9.1 to the contrary, including, without limitation (i) allowing the Administrative Agent to increase the Aggregate Commitment, (ii) allowing any Bank to increase its Commitment and allowing the execution and delivery of any Commitment Increase Supplement, (iii) allowing an Other Bank to become an Additional Bank and allowing the execution and delivery of an Additional Bank Agreement, (iv) allowing a Notifying Bank to transfer its rights and obligations to a Replacement Bank, or (v) the modification, amendment or supplement of this Agreement (including, without limitation, Schedule I), in each case solely in accordance with, or upon a transfer by a Bank of its rights and obligations hereunder pursuant to, the applicable provisions of subsection 2.1(c), 2.20,
2.22 or 2.23. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Company, the Banks, the Agents and all future holders of the obligations owing hereunder. In the case of any waiver, the Company, the Banks and the Agents shall be restored to their former position and rights hereunder, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

            9.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telegraph or telex), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, addressed, in the case of the Company and the Administrative Agent, as follows, and as set forth on Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the obligations owing hereunder:

The Administrative Agent:     Citibank, N.A.
                              2 Penns Way
                              Suite 200
                              New Castle, DE  19720

                              Attn:  Annemarie Pavco
                              Telecopy:  212 994-0961

                              with a copy to:

                              Citibank, N.A.
                              388 Greenwich Street
                              New York, NY 10013
                              Attn: Rob Goldstein

The Company:                  CIT Group Inc.
                              1 CIT Drive
                              Livingston, New Jersey 07039
                              Attention: Executive Vice President and Treasurer
                              Telecopy: (973) 535-3761

                              with a copy to:

                              CIT Group Inc.
                              1 CIT Drive
                              Livingston, New Jersey 07039
                              Attention: General Counsel
                              Telecopy: (973) 740-5148

            Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 or subsection 8.5 unless otherwise agreed by the Administrative Agent and the applicable Bank. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

            9.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            9.4. Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

            9.5. Payment of Expenses and Taxes. The Company agrees (a) to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement and any other documents prepared in connection herewith (including, without limitation, any Commitment Increase Supplement or Additional Bank Agreement pursuant to subsection 2.1), including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Bank and the Agents for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and any such other documents prepared in connection herewith, including, without limitation, reasonable fees and disbursements (including the allocated costs and expenses of in-house counsel) of counsel to the Administrative Agent and to the several Banks, (c) to pay, indemnify, and hold each Bank and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any such other documents prepared in connection herewith, and
(d) to pay, indemnify, and hold each Bank and the Administrative Agent, and each of their respective Affiliates, officers, directors and employees, harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable legal fees and expenses), with respect to the execution, delivery, enforcement, performance and administration of this Agreement, any Loan (including the use of proceeds thereof) and any such other documents prepared in connection herewith (all the foregoing, collectively, the "indemnified liabilities"), provided, that the Company shall have no obligation hereunder to any Administrative Agent or any Bank with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of such Administrative Agent or such Bank, (ii) legal proceedings commenced against any Administrative Agent or any Bank by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, or
(iii) legal proceedings commenced against any Agent or any Bank by any other Bank or by any Participant or Assignee. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

            9.6. Successors and Assigns; Participations; Purchasing Banks. (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Administrative Agent, the Banks, all future holders of the obligations owing hereunder and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank (except as provided in subsection 6.2).

            (b) Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Bank, any Commitment of such Bank or any other interest of such Bank hereunder. In the event of any such sale by a Bank of participating interests to the Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any obligation owing to it hereunder for all purposes under this Agreement, and the Company and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement; provided, that such Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Credit Agreement other than, as may be agreed to by such Bank and Participant, any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment or postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment. The Company agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement. The Company also agrees that each Participant shall be entitled to the benefits of subsections 2.17, 2.18, 2.19 and 9.5 with respect to its participation in the Commitment and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by the transferor Bank to such Participant had no such transfer occurred.

            (c) Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell, to any Bank or any Affiliate thereof and, unless an Event of Default has occurred and is continuing, with the consent of the Company and the Administrative Agent (which consents shall not be unreasonably withheld or delayed), to one or more additional banks or financial institutions ("Purchasing Banks") all or any part of its rights and obligations under this Agreement pursuant to a Commitment Transfer Supplement, substantially in the form of Exhibit C (a "Commitment Transfer Supplement"), executed by such Purchasing Bank and such transferor Bank (and, in the case of a Purchasing Bank that is not then a Bank or an Affiliate thereof, by the Company and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register. Each such assignment shall be in a minimum amount of $5,000,000 (other than in the case of an assignment of all of a Bank's interests under this Agreement) and the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance, a Commitment Transfer Supplement, and the transferor Bank or the Purchasing Bank, as agreed between them, shall deliver to the Administrative Agent a processing and recordation fee of $3,500. After giving effect to any such assignment (other than an assignment of all of a Bank's interests under this Agreement), the assigning Bank (together with any Bank which is an Affiliate of such assigning
Bank) shall retain Revolving Credit Loans and/or Commitments aggregating not less than $15,000,000. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement (the "Transfer Effective Date"), (x) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Bank hereunder with a Commitment as set forth therein, and (y) the transferor Bank thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement.

            (d) The Administrative Agent shall maintain at its address referred to in subsection 9.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall constitute prima facie evidence of the items contained therein, and the Company, the Administrative Agent and the Banks shall treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Bank and Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an Affiliate thereof, by the Company and the Administrative Agent), the Administrative Agent shall (i) promptly accept such Commitment Transfer Supplement and (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Company.

            (f) If, pursuant to this subsection, any interest in this Agreement is transferred to any Participant or Assignee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Bank shall cause such Participant or Assignee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Company or the transferor Bank with respect to any payments to be made to such Participant or Assignee in respect of the Loans (except to the extent that such Participant's or Assignee's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Company with respect to Taxes pursuant to subsection 2.18(a)) and (ii) to furnish to the transferor Bank (and, in the case of any Assignee, to the Company) the forms and certificates required to be delivered pursuant to subsection 2.18(b).

            (g) Nothing herein shall prohibit any Bank from pledging or assigning all or any portion of its Loans to any Federal Reserve Bank in accordance with applicable law.

            9.7. Dissemination of Information; Confidentiality. (a) The Company authorizes each Bank to disclose to any Participant or Purchasing Bank or any other Person acquiring an interest in this Agreement by operation of law, or (with the consent of the Company; provided that such consent shall not be unreasonably withheld and shall not be required for any disclosure which occurs at any time when any of the events described in Section 7(f) shall have occurred and be continuing) any contractual counterparty to any swap, hedge, securitization or other derivative transaction entered into by such Bank in connection with this

Agreement (each a "Transferee") and any prospective Transferee any and all information in such Bank's possession concerning the creditworthiness of the Company and its Subsidiaries, provided that such Transferee or prospective Transferee agrees to be bound by this subsection 9.7 with respect to such information as though such Transferee or prospective Transferee were a Bank hereunder.

            (b) Each Bank and each Transferee that receives information which is not publicly available and which has been identified by the Company as confidential ("Proprietary Information") will be bound to treat such Proprietary Information in a confidential manner and to use such Proprietary Information only for the purpose of evaluating and monitoring the creditworthiness of the Company and its Subsidiaries in connection with such Bank's or such Transferee's extensions of credit pursuant to this Agreement or such Bank's or Transferee's other agreements with the Company, or as otherwise may be required by law, regulation or court order; provided, that if any Bank or Transferee shall be required to disclose any Proprietary Information by a court order (i) such Bank or Transferee shall, unless prohibited by applicable law, applicable regulation or the terms of the applicable court order, communicate such fact to the Administrative Agent and the Administrative Agent shall communicate such fact to the Company and (ii) such Bank or Transferee shall disclose only such Proprietary Information which it is requested to disclose or advised by counsel to disclose; provided, further, that any Bank or Transferee may disclose such information which it is requested to disclose or is advised by counsel to disclose to an auditor, examiner or regulator if it has advised such auditor, examiner or regulator that such information is confidential; provided, further, that any Bank or Transferee may disclose Proprietary Information (A) to Affiliates of such Bank or Transferee provided that such Affiliates agree to keep the Proprietary Information confidential as set forth herein, (B) with the written consent of the Company, (C) in connection with any litigation involving the Company and such Bank or Transferee, (D) to legal counsel to such Bank or Transferee if it advises such legal counsel that such information is confidential, (E) if such Proprietary Information was in the possession of such Bank or Transferee on a non-confidential basis prior to the Company furnishing it to such Bank or Transferee as shown by clear and convincing evidence, or (F) if such Proprietary Information is received by such Bank or Transferee, without restriction as to its disclosure or use, from a Person who, to such Bank's or Transferee's knowledge or reasonable belief, was not prohibited from disclosing it by any duty of confidentiality.

            9.8. Adjustments. (a) If any Bank (a "benefitted Bank") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in
Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Loans, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loan, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Notwithstanding anything contained in this Agreement to the contrary, this subsection 9.8 shall only be applicable to (i) payments received by a Bank in respect of the obligations of the Company under this Agreement and (ii) collateral received from the Company, if any, to secure obligations of the Company under this Agreement.

            (b) In addition to any rights and remedies of the Banks provided by law, upon (i) the occurrence and during the continuance of an Event of Default, and (ii) the declaration by the Administrative Agent that the Loans are immediately due and payable pursuant to the last paragraph of Section 7, or the occurrence and continuance of an Event of Default specified in clause (i) or
(ii) of paragraph (f) of Section 7, each Bank shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law (but without waiving any notices specified in Section 7), upon any amount becoming due and payable by the Company hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether matured or unmatured, at any time held or owing by such Bank or any branch or agency thereof to or for the credit or the account of the Company. Each Bank agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

            9.9. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

            9.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            9.11. Integration. This Agreement represents the agreement of the Company, the Agents and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Company, the Agents or any Bank relative to subject matter hereof not expressly set forth or referred to herein other than any agreements referred to in subsection 2.5(b).

            9.12. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            9.13. Submission To Jurisdiction; Waivers. The Company hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in subsection 9.2 or at such other address of which the Bank shall have been notified pursuant thereto; and

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

            9.14. WAIVERS OF JURY TRIAL. THE COMPANY, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

            9.15. USA PATRIOT Act. Each Bank hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Bank to identify the Company in accordance with the Act.

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                             CIT GROUP INC.

                                             By: /s/ Glenn A. Votek
                                                 ------------------
                                             Name: Glenn A. Votek
                                             Title: Executive Vice President and
                                                    Treasurer

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                         CITIBANK, N.A., as Administrative Agent
                                         and as a Bank

                                         By: /s/ Maureen Maroney
                                             -------------------
                                             Name:  Maureen Maroney
                                             Title: Authorized Signatory

                                         CITIGROUP GLOBAL MARKETS, as Joint
                                         Lead Arranger

                                         By: /s/ Maureen Maroney
                                             -------------------
                                             Name:  Maureen Maroney
                                             Title: Authorized Signatory

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                               BARCLAYS BANK PLC, as Syndication
                                               Agent and as a Bank

                                               By: /s/ Alison A. McGuigan
                                                   ----------------------
                                               Name:  Alison A. McGuigan
                                               Title: Associate Director

                                               BARCLAYS CAPITAL, as Joint Lead
                                               Arranger

                                               By: /s/ Alison A. McGuigan
                                                   ----------------------
                                               Name:  Alison A. McGuigan
                                               Title: Associate Director

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                            BANK OF AMERICA, N.A., as
                                            Co-Documentation Agent and as a Bank

                                            By: /s/ Alexa B. Bradford
                                                ---------------------
                                            Name:  Alexa B. Bradford
                                            Title: Senior

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                            JPMORGAN CHASE BANK, N.A., as
                                            Co-Documentation Agent and as a Bank

                                            By: /s/ Mark M. Cisa
                                                -----------------
                                            Name:  Mark M. Cisa
                                            Title: Vice President

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                              Name of Bank: Fortis Capital Corp.

                                              By: /s/ Jack Ali
                                                  ------------
                                              Name:  Jack Ali
                                              Title: Senior Vice President

                                              By: /s/ Alan Krouk
                                                  --------------
                                              Name:  Alan Krouk
                                              Title: managing Director

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                              Name of Bank:
                                              William street Credit Corporation

                                              By: /s/ Mark Walton
                                                  ---------------
                                              Name:  Mark Walton
                                              Title: Assistant Vice President

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                              Name of Bank: ABN Amro Bank NV

                                              By: /s/ Neil R. Stein
                                                  -----------------
                                              Name:  Neil R. Stein
                                              Title: Director

                                              By: /s/ Michael DeMarco
                                                  ---------------
                                              Name:  Michael DeMarco
                                              Title: Vice President

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                              Name of Bank: BNP Paribas

                                              By: /s/ Marguerite L. ILLEGIBLE
                                                  -----------------------------
                                              Name:  Marguerite L.
                                              Title: Director

                                              By: /s/ Laurent Van ILLEGIBLE
                                                  -----------------------------
                                              Name:  Laurent Van
                                              Title: Vice President

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                             CREDIT SUISSE, Cayman Island Branch

                                             By: /s/ Jay Chall
                                                 -------------
                                             Name:  Jay Chall
                                             Title: Director

                                             By: /s/ Bernhard Schmid
                                                 -------------------
                                             Name:  Bernhard Schmid
                                             Title: Assistant Vice President

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                             Name of Bank: DEUTSCHE BANK AG
                                                           NEW YORK BRANCH

                                             By: /s/ Ruth Leung
                                                 --------------
                                             Name:  Ruth Leung
                                             Title: Director

                                             By: /s/ Melissa Curry
                                                 -----------------
                                             Name:  Melissa Curry
                                             Title: Vice President

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                             Name of Bank: HSBC Bank USA, N.A.

                                             By: /s/ Vincent Clark
                                                 -----------------
                                             Name:  Vincent Clark
                                             Title: Senior Vice President

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                         Name of Bank: LEHMAN BROTHERS BANK, FSB

                                             By: /s/ Gary Taylor
                                                 ---------------
                                             Name:  Gary Taylor
                                             Title: Senior Vice President

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                             Name of Bank:
                                             MERRILL LYNCH BANK USA

                                             By: /s/ Louis Alder
                                                 ---------------
                                             Name:  Louis Alder
                                             Title: Director

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                             Name of Bank: Morgan Stanley Bank

                                             By: /s/ Daniel Twenge
                                                 -----------------
                                             Name:  Daniel Twenge
                                             Title: Authorized Signatory
                                                    Morgan Stanley Bank

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                             Name of Bank: Morgan Stanley Bank

                                             By: /s/ Howard Lee
                                                 -----------------
                                             Name:  Howard Lee
                                             Title: Authorized Signatory

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                             Name of Bank: Societe Generale

                                             By: /s/ Edith L. Hornick
                                                 --------------------
                                             Name:  Edith L. Hornick
                                             Title: Managing Director

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                             Name of Bank: UBS Loan Finance LLC

                                             By: /s/ Richard L. Tavrow
                                                 ---------------------
                                             Name:  Richard L. Tavrow
                                             Title: Director

                                             By: /s/ Irja R. Otsa
                                                 ----------------
                                             Name:  Irja R. Otsa
                                             Title: Associate Director

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                             Name of Bank:
                                             Wachovia Bank, National Association

                                             By: /s/ Grainne M. Pergolini
                                                 ------------------------
                                             Name:  Grainne M. Pergolini
                                             Title: Vice President

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                             Name of Bank:
                                             BMO Capital Markets Financing Inc.

                                             By: /s/ Kristina Burden
                                                 -------------------
                                             Name:  Kristina Burden
                                             Title: Vice President

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                           Name of Bank: The Bank of Nova Scotia

                                           By: /s/ Todd S. Meller
                                               ------------------
                                           Name:  Todd S. Meller
                                           Title: Managing Director

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                             Name of Bank:
                                             BEAR STERNS CORPORATE LENDING INC.

                                             By: /s/ Victor Bulzacchelli
                                                 -----------------------
                                             Name:  Victor Bulzacchelli
                                             Title: Vice President

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                             Name of Bank: CIBC INC.

                                             By: /s/ Dominic J. Sorresso
                                                 -----------------------
                                             Name:  Dominic J. Sorresso
                                             Title: Executive Director

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                    Name of Bank:
                                    THE ROYAL BANK OF SCOTLAND PLC

                                    By: Greenwich Capital Markets, Inc. as agent
                                        for the Royal Bank of Scotlan plc

                                    /s/ Diane Ferguson
                                    ------------------
                                    Name:  Diane Ferguson
                                    Title: Managing Director

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                       Name of Bank: Mizuho Corporate Bank, Ltd.

                                       By: /s/ Robert Gallagher
                                           --------------------
                                       Name:  Robert Gallagher
                                       Title: Senior Vice President

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                       Name of Bank:
                                       Australia and New Zealand Banking Group
                                       Limited

                                       By: /s/ John W. Wade
                                           --------------------
                                       Name:  John W. Wade
                                       Title: Director

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                       Name of Bank:
                                       Banco Bilbao Vizcaya Argentaria S.A

                                       By: /s/ Maite Vizan
                                           --------------------
                                       Name:  Maite Vizan
                                       Title: Vice President

                                       By: /s/ Jay Levit
                                           --------------------
                                       Name:  Jay Levit
                                       Title: Vice President

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                         Name of Bank: The Bank of New York

                                         By: /s/ Kevin Higgins
                                             --------------------
                                         Name:  Kevin Higgins
                                         Title: Vice President

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                         Name of Bank:
                                         The Bank of Tokyo-Mitsubishi UFJ, Ltd.,
                                         New York Branch

                                         By: /s/ Cosmas Bonaparte
                                             --------------------
                                         Name:  Cosmas Bonaparte
                                         Title: Authorized Signatory

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                         Name of Bank: Fifth Third Bank

                                         By: /s/ George B. Davis
                                             -------------------
                                         Name:  George B. Davis
                                         Title: Vice President

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                         Name of Bank:
                                         Manufacturers and Traders Trust Company

                                         By: /s/ Cheryl R. Lind
                                             ------------------
                                         Name:  Cheryl R. Lind
                                         Title: Vice President

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                         Name of Bank:
                                         National Australia Bank Limited

                                         By: /s/ Michael G. McHugh
                                             ---------------------
                                         Name:  Michael G. McHugh
                                         Title: Senior Vice President

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                        Name of Bank:
                                        Nomura Funding Facility Corporation Ltd.

                                        By: /s/ ILLEGIBLE
                                            ---------------------
                                        Name:  ILLEGIBLE
                                        Title: ILLEGIBLE

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                         Name of Bank:
                                         Norddeutsche Landesbank Girozentrale
                                         New York and/or Cayman Island Branch

                                         By: /s/ Stephanie Finnen
                                             --------------------
                                         Name:  Stephanie Finnen
                                         Title: Vice President

                                         Name of Bank:
                                         Norddeutsche Landesbank Girozentrale
                                         New York and/or Cayman Island Branch

                                         By: /s/ Jutta Gieseler
                                             ------------------
                                         Name:  Jutta Gieseler
                                         Title: Assistant Treasurer

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                        Name of Bank: The Northern Trust Company

                                        By: /s/ John A. Konstantos
                                            ----------------------
                                        Name:  John A. Konstantos
                                        Title: Vice President

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                         Name of Bank:
                                         Sumitomo Mitsui Banking Corporation

                                         By: /s/ Yoshihiro Hyakutome
                                             -----------------------
                                         Name:  Yoshihiro Hyakutome
                                         Title: Joint General Manager

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                         Name of Bank: US Bank, N.A.

                                         By: /s/ Frances W. Josephic
                                             -----------------------
                                         Name:  Yoshihiro Hyakutome
                                         Title: Vice President

            Signature page to the 5-Year Credit Agreement, dated as of December 6, 2006, 2006 among CIT Group Inc., the banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent.

                                         Name of Bank:
                                         Westpac Banking Corporation

                                         By: /s/ Bradley Scammel
                                             -------------------
                                         Name:  Bradley Scammel
                                         Title: Vice President

                                                                      SCHEDULE I

                        COMMITMENTS AND BANK INFORMATION

================================================================================

           Lender                                                   Commitment
--------------------------------------------------------------------------------
Barclays Bank PLC                                                   $50,000,000
--------------------------------------------------------------------------------
Citibank, N.A.                                                       50,000,000
--------------------------------------------------------------------------------
Bank of America, N.A.                                                40,000,000
--------------------------------------------------------------------------------
Fortis Capital Corp.                                                 40,000,000
--------------------------------------------------------------------------------
JPMorgan Chase Bank, N.A.                                            40,000,000
--------------------------------------------------------------------------------
William Street Credit Corporation                                    40,000,000
--------------------------------------------------------------------------------
ABN Amro Bank NV                                                     27,500,000
--------------------------------------------------------------------------------
BNP Paribas                                                          27,500,000
--------------------------------------------------------------------------------
Credit Suisse, Cayman Islands Branch                                 27,500,000
--------------------------------------------------------------------------------
Deutsche Bank AG New York Branch                                     27,500,000
--------------------------------------------------------------------------------
HSBC Bank (USA), N.A.                                                27,500,000
--------------------------------------------------------------------------------
Lehman Brothers Bank, FSB                                            27,500,000
--------------------------------------------------------------------------------
Merrill Lynch Bank USA                                               27,500,000
--------------------------------------------------------------------------------
Morgan Stanley Bank                                                  27,500,000
--------------------------------------------------------------------------------
Royal Bank of Canada                                                 27,500,000
--------------------------------------------------------------------------------
Societe Generale                                                     27,500,000
--------------------------------------------------------------------------------
UBS Loan Finance LLC                                                 27,500,000
--------------------------------------------------------------------------------
Wachovia Bank, National Association                                  27,500,000
--------------------------------------------------------------------------------
BMO Capital Markets Financing Inc.                                   25,000,000
--------------------------------------------------------------------------------
The Bank of Nova Scotia                                              25,000,000
--------------------------------------------------------------------------------
Bear Stearns Corporate Lending Inc.                                  25,000,000
--------------------------------------------------------------------------------
CIBC World Markets                                                   25,000,000
--------------------------------------------------------------------------------
Greenwich Capital Markets, Inc. as agent for                         25,000,000
The Royal Bank of Scotland plc
--------------------------------------------------------------------------------
Mizuho Corporate Bank, Ltd.                                          25,000,000
--------------------------------------------------------------------------------
Australia and New Zealand Banking Group Limited                      20,000,000
--------------------------------------------------------------------------------
Banco Bilbao Vizcaya Argentaria S.A.                                 20,000,000
--------------------------------------------------------------------------------
The Bank of New York                                                 20,000,000
--------------------------------------------------------------------------------
The Bank of Tokyo-Mitsubishi UFJ, Ltd.,  New York Branch             20,000,000
--------------------------------------------------------------------------------
Fifth Third Bank                                                     20,000,000
--------------------------------------------------------------------------------
Manufacturers and Traders Trust Company                              20,000,000
--------------------------------------------------------------------------------
National Australia Bank Limited                                      20,000,000
--------------------------------------------------------------------------------
Nomura Funding Facility Corporation Ltd.                             20,000,000
--------------------------------------------------------------------------------
Norddeutsche Landesbank Girozentrale                                 20,000,000
--------------------------------------------------------------------------------
The Northern Trust Company                                           20,000,000
--------------------------------------------------------------------------------
Sumitomo Mitsui Banking Corporation                                  20,000,000
--------------------------------------------------------------------------------
US Bank, N.A.                                                        20,000,000
--------------------------------------------------------------------------------
Westpac Banking Corporation                                          20,000,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TOTAL:                                                           $1,000,000,000
-------------------------------------------------------------------------------

================================================================================

                                                                     SCHEDULE II

                        LIST OF SIGNIFICANT SUBSIDIARIES

1. CIT Capital USA Inc. (f/k/a Newcourt Capital USA Inc.)

2. CIT Financial Ltd.

3. CIT Financial USA, Inc.

4. CIT Lending Services Corporation

5. Education Funding Resources, LLC

6. The CIT Group/Business Credit, Inc.

7. The CIT Group/Commercial Services, Inc.

8. The CIT Group/Consumer Finance, Inc.

9. The CIT Group/Equipment Financing, Inc.

                                                                     EXHIBIT A-1

                          FORM OF REVOLVING CREDIT NOTE

$[__________]

                                                              New York, New York
                                                        [_________] [__], 200[_]

      FOR VALUE RECEIVED, the undersigned CIT GROUP INC., a Delaware corporation, hereby promises to pay to the order of [__________] (the "Bank") the principal sum of [__________] DOLLARS ($[__________]) or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans (as defined in the Credit Agreement hereinafter referred to) made by the Bank to the undersigned pursuant to subsection 2.2 of the Credit Agreement, in lawful money of the United States and in immediately available funds, on the Termination Date (as defined in the Credit Agreement), or such earlier date on which the Revolving Credit Loans become due and payable pursuant to the Credit Agreement. All such payments shall be made at the office of the Administrative Agent set forth in subsection 9.2 of the Credit Agreement. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and at the times specified in subsection 2.12 of the Credit Agreement.

      The holder of this Revolving Credit Note is authorized to record the amount and Type of each Revolving Credit Loan made by the Bank, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof, and the length of each Interest Period with respect thereto, on the schedules annexed hereto and made a part hereof, or on a continuation thereof, which shall be attached hereto and made a part hereof, which recordation shall constitute prima facie evidence of the accuracy of the information recorded; provided, however, that failure by the Bank to make any such recordation on such schedules or continuation thereof shall not in any manner affect any of the obligations of the undersigned to make payments of principal and interest in accordance with the terms of this Revolving Credit Note and the Credit Agreement.

      This Revolving Credit Note is one of the notes referred to in subsection 2.4(e) of the 5-Year Credit Agreement, dated as of [___________], 2006 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms not otherwise defined in this Note shall have the meanings assigned them in the Credit Agreement), among the undersigned, the several Banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent. This Revolving Credit Note is entitled to the benefits thereof and is subject to optional prepayment in whole or in part as provided therein.

      Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable as provided therein.

      This Revolving Credit Note shall be governed by and construed in accordance with the laws of the State of New York and any applicable laws of the United States of America.

         THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE OR THE CREDIT AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                                                     CIT GROUP INC.

                                                     By: _______________________
                                                          Name:
                                                          Title:

                                                                     EXHIBIT A-2

                          FORM OF COMPETITIVE BID NOTE

$[__________]

                                                              New York, New York
                                                            [_____] [__], 200[_]

            FOR VALUE RECEIVED, the undersigned CIT GROUP INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of [__________] (the "Bank") at the office of the Administrative Agent set forth in subsection
9.2 of the Credit Agreement on (i) the last day of each Interest Period, as defined in the 5-Year Credit Agreement, dated as of [____________], 2006, among the Company, the several Banks parties thereto, Citigroup Global Markets, Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement"), the aggregate unpaid principal amount of all Competitive Bid Loans made by the Bank to the Company pursuant to subsection 2.3 of the Credit Agreement to which such Interest Period applies and (ii) on the Termination Date (as defined in the Credit Agreement), the lesser of the principal sum of [__________] ($[__________]) and the aggregate unpaid principal amount of all Competitive Bid Loans made by the Bank to the Company pursuant to subsection 2.3 of the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on such principal amount from time to time outstanding in like funds, at said office, at a rate or rates per annum and payable on such dates as determined pursuant to the Credit Agreement.

            The Company promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

            The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

            All borrowings evidenced by this Competitive Bid Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that any failure of the holder hereof to make such a notation or any error in such notation shall not in any manner affect the obligation of the Company to make payments of principal and interest in accordance with the terms of this Competitive Bid Note and the Credit Agreement.

            This Competitive Bid Note is one of the notes referred to in subsection 2.4(e) of the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

            This Competitive Bid Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.

            THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS COMPETITIVE BID NOTE OR THE CREDIT AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                                                     CIT GROUP INC.

                                                     By: _______________________
                                                          Name:
                                                          Title:

                                                                   EXHIBIT B-1-A

                    FORM OF OPINION OF COUNSEL TO THE COMPANY

                                                             [___________], 2006

Each of the Banks listed on Schedule A attached hereto

Ladies and Gentlemen:

            I am Vice President and Assistant General Counsel for CIT GROUP INC., a Delaware corporation (the "Company"), and have represented the Company in connection with its execution and delivery of the 5-Year Credit Agreement, dated as of [__________], 2006 among the Company, the several Banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent (the "Credit Agreement"). This opinion letter is being furnished to you pursuant to subsection 4.1(d)(i) of the Credit Agreement. All capitalized terms used in this opinion and not otherwise defined shall have the meanings attributed to them in the Credit Agreement.

            I have examined the Credit Agreement and I, or attorneys under my supervision or otherwise associated with the Company, have examined, or caused to be examined, originals, or copies certified or otherwise identified to my or their satisfaction, of such other agreements, certificates and documents as I have deemed necessary as a basis for the opinions expressed below. I have relied, without independent investigation, as to factual matters on the representations and warranties contained in the Credit Agreement and on good standing and other certificates, assurances, records, documents and other instruments of public officials and on statements or representations of officers and other representatives of the Company. I have assumed (i) the legal capacity of all natural persons executing the Credit Agreement and such other agreements, certificates and documents, (ii) the genuineness of all signatures thereon (other than those of persons signing the Credit Agreement on behalf of the Company), (iii) the authority of all persons (other than officers and other representatives of the Company) signing the Credit Agreement and such other agreements, certificates and documents on behalf of the parties thereto, (iv) the authenticity and completeness of all documents submitted to me as originals,
(v) the conformity to the authentic original thereof of all copies submitted to me as telecopies, photocopies or conformed copies, and (vi) that all certificates, assurances, documents, instruments, books and records, made available to me are accurate and complete.

            Any reference in any opinion herein to "my knowledge", "of which I have knowledge", "known to me" and any similar phrase means to my actual knowledge, after consultation with the General Counsel and other attorneys in the General Counsel's office as I deemed appropriate for purposes of the opinions set forth herein. I have made no independent investigation to determine the existence or absence of any facts, circumstances or conditions encompassed by any such consultations and any inquiry or examination of organizational or other records, agreements, certificates or documents undertaken by me or on my behalf during the preparation of this opinion letter should not be regarded as such an investigation. No inference as to my knowledge of the existence or absence of any facts underlying any opinion given with the qualification, "to my knowledge", "of which I have knowledge", "known to me", or any similar phrase should be drawn from the fact of my representation of the Company. Without limiting the generality of the foregoing, but specifically, in rendering the opinions set forth in paragraph 2(a)(ii) and the second clause of paragraph 2(b)(1) below, I have not made any independent inquiry, investigation or examination of any court or other tribunal records or public records of any regulatory body, administrative agency, governmental agency or body or arbitrator to determine whether any order, writ, judgment, injunction, decree or award referred to in such paragraphs exists.

      In rendering the opinions set forth below, I express no opinion other than as to the laws of the State of New York, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America (the "United States"), as such are in effect on the date hereof, and I do not purport to be an expert on, I have made no inquiry into, and I express no opinion as to, any statutes, rules, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction. I am a member of the bar of the State of New York only. I am not licensed to practice law in the State of Delaware and, accordingly, my opinions as to the General Corporation Law of the State of Delaware are based solely upon a review of the official statutes of the State of Delaware, as such are in effect on the date hereof.

            Based upon the foregoing, it is my opinion that:

            1. The Company is validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to conduct the businesses in which it is currently engaged, and the Company has all the corporate power and authority to execute, deliver and perform the Credit Agreement and any promissory notes issued pursuant to subsection 2.4(e) thereof ("Notes") and to borrow thereunder pursuant to the terms and conditions thereof.

            2. The execution and delivery of the Credit Agreement and any Notes by the Company and the performance by the Company of its obligations thereunder have been duly authorized by all necessary corporate action and proceedings on the part of the Company and do not:

                  (a) violate (i) any material New York or United States federal law, rule or regulation binding on the Company that I, in the exercise of customary professional diligence, have recognized as normally applicable to transactions of the sort contemplated by the Credit Agreement, (ii) any New York or United States federal order, writ, judgment, injunction, decree or award currently in effect and binding on the Company of which I have knowledge, (iii) the Company's certificate of incorporation or by-laws or (iv) any provisions of any material indenture, material instrument or material agreement binding upon the Company of which I have knowledge; or

                  (b) result in, or require, the creation or imposition of any Lien on any material properties or revenues of the Company pursuant to (1) any New York or United

      States federal law, rule or regulation binding on the Company, or, to my knowledge, any New York or United States federal order, writ, judgment, injunction, decree or award currently in effect and binding on the Company of which I have knowledge, or (2) any provisions of any material indenture, material instrument or material agreement binding upon the Company of which I have knowledge.

            3. The Credit Agreement (i) has been duly executed and delivered by the Company and (ii) assuming the due authorization, execution and delivery of the Credit Agreement by the other parties thereto, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity, including, without limitation, principles of reasonableness, good faith and fair dealing and to the discretion of the court or tribunal before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding in equity or at law).

            4. No approval, authorization, consent, adjudication or order of any United States federal or New York state governmental authority or other regulatory body or Delaware state governmental authority or other regulatory body acting pursuant to the Delaware General Corporation Law is required to be obtained by the Company in connection with the execution and delivery of the Credit Agreement, any Notes, the borrowings under the Credit Agreement or the performance by the Company of its obligations under the Credit Agreement and any Notes.

      The opinions set forth above are subject to the following additional exceptions, qualifications, limitations, and additional assumptions:

A. I express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable relief, whether considered in a proceeding in equity or at law.

B. I express no opinion regarding any of (i) the rights or remedies available to any party for material violations or breaches which are the proximate result of actions taken by any party other than the party against whom enforcement is sought, which actions such other party is not entitled to take pursuant to any relevant document or which otherwise violate applicable laws, (ii) the effect of any provision deemed to be unconscionable, (iii) the effect of any provision authorizing the exercise of any remedy without reasonable notice and opportunity to cure, or (iv) the effect of any provision of any document purporting to give any party the right to make any conclusive determination in its sole discretion.

C. I express no opinion as to the legality, validity, binding nature or enforceability of (i) any provisions in any document providing for the payment or reimbursement of costs or expenses or indemnifying, or contributing to the liability of, a party, to the extent such provisions may be held unenforceable as contrary to public policy, (ii) any provision insofar as it provides for the payment or reimbursement of costs and expenses or indemnification for claims, losses or liabilities in excess of a reasonable amount determined by any court or other tribunal, (iii) any provisions of any documents imposing penalties or forfeitures or which are otherwise contrary to public policy, (iv) any rights of set-off, (v) any provision of any document to the effect that a statement, certificate, determination or record shall be deemed conclusive absent manifest error (or similar effect), including, without limitation, that any such statement, certificate, determination or record shall be prima facie evidence of a fact, (vi) any provision of any document which provides that notice not actually received may be binding on any party, or (vii) any provision of any document relating to the subject matter jurisdiction of a United States federal court to consider any dispute arising from or relating to such document or the transactions contemplated thereunder.

D. I express no opinion with respect to the legality, validity, binding nature or enforceability of (i) any vaguely or broadly stated waiver, (ii) any waivers or consents (whether or not characterized as such in any relevant document) relating to the rights of any party existing as a matter of law, including, without limitation, waivers of the benefits of statutory or constitutional provisions (whether procedural or substantive), to the extent such waivers or consents are found by courts or other tribunals to be against public policy or which are ineffective pursuant to any applicable statute, judicial or administrative decision or other law, or (iii) the remedies that may apply to breaches of any covenant, to the extent that such covenant is construed to be an independent requirement as distinguished from a condition that may trigger an event of default and for which no express remedy for such breach is specified in the relevant document.

E. I express no opinion with respect to the legality, validity, binding nature or enforceability of any provision of any document to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy or remedies does not preclude recourse to one or more other remedies or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

F. I express no opinion as to any provision of any document requiring written amendments or waivers of such documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

G. I express no opinion as to the applicability or effect of compliance or non-compliance by any person or entity (other than the Company) with any state, federal, foreign or other laws applicable to such person or entity or to the transactions contemplated by any document because of the nature of its business, including its legal or regulatory status.

H. I express no opinion regarding compliance or non-compliance (or the effect thereof) with any federal, state or foreign securities or "blue sky", antitrust, antifraud, environmental, labor, employment, health, safety, banking, insurance, trademark or other intellectual property, land use, subdivision or zoning or tax laws (including, but not limited to, whether any consent, approval, authorization, or other order of, or registration or filing with, any court or governmental authority or other regulatory body or agency is required for the consummation of the transactions contemplated in the Credit Agreement) or the application or effect of any municipal laws or the laws of any local agency, instrumentality or body within any state (including, without limitation, the State of New York).

I. This opinion letter speaks only at and as of its date and is based solely on the facts and circumstances known to me at and as of such date. I express no opinion as to the effect on any matter set forth or referred to herein of any statute, rule, regulation or other law which is enacted or becomes effective after, or of any judicial or administrative decision which changes the law relevant to such rights which is rendered after, the date of this opinion letter or any amendments, supplements or other changes to the Credit Agreement or any other documents or agreements relating to the transactions contemplated the Credit Agreement or the conduct of the parties following the closing of such contemplated transactions. In addition, in rendering this opinion letter, I assume no obligation to update, revise or supplement this opinion letter or any statement herein, should the present laws of the jurisdictions specified herein be changed by legislative action, judicial or administrative decision or otherwise, or if there are any changes in fact which might affect any of the opinions or statements set forth herein, or for any other reason whatsoever.

J. The foregoing opinions are being rendered upon the express understanding that the undersigned is corporate counsel to the Company and shall in no event incur any personal liability in connection with said opinions.

            The opinions expressed herein have been rendered at your request, are solely for your benefit in connection with the transactions contemplated by the Credit Agreement, may not be relied upon by you in any other manner or by any other person in any manner or for any purpose and may not be communicated or published by you to any other person for any purpose without my prior written approval in each instance, except that this opinion may be delivered to your assignees (to the extent permitted by the Credit Agreement), each of which may rely on this opinion to the same extent as if such opinion were addressed to it.

                                                Very truly yours,

                                                ________________________________
                                                Vice President and Assistant
                                                General Counsel

                                                                   EXHIBIT B-1-B

                   FORM OF OPINION OF SHEARMAN & STERLING LLP

                             [______________], 2006

To each of the Banks listed
     on Schedule A attached hereto

                                 CIT Group Inc.

Ladies and Gentlemen:

            We have acted as special New York counsel to CIT Group Inc., a Delaware corporation (the "Borrower"), and, in connection with the 5-Year Credit Agreement, dated as of [____________], 2006, among the Borrower and the several Banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Citibank, N.A., as Administrative Agent, Barclays Bank PLC, as Syndication Agent, and Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Documentation Agents (the "Credit Agreement"), the Company has asked us to furnish this opinion to you pursuant to Section 4.1(d)(i) of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

            In that connection, we have reviewed originals or copies of such corporate records of the Borrower, certificates of public officials and of officers of the Borrower and agreements and other documents as we have deemed necessary as a basis for the opinion expressed below.

            In our review, we have assumed:

      (i)   The genuineness of all signatures.

      (ii)  The authenticity of the originals of the documents submitted to us.

      (iii) The conformity to authentic originals of any documents submitted to us as copies.

      (iv) As to matters of fact, the truthfulness of the representations made in the certificates of public officials and officers of the Borrower.

            We have not independently established the validity of the foregoing assumptions.

            Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that the Borrower is not required to register as an investment company under the Investment Company Act of 1940, as amended.

            Our opinion expressed above is limited to the Investment Company Act of 1940, as amended, and we do not express any opinion herein concerning any other law.

            A copy of this opinion letter may be delivered by any of you to any Person that becomes a Bank party to the Credit Agreement in accordance with the provisions thereof. Any such Bank may rely on the opinions expressed above as if this opinion letter were addressed and delivered to such Bank on the date hereof.

            This opinion letter is rendered to you in connection with the transactions contemplated by the Credit Agreement. This opinion letter may not be relied upon by you or any future Bank for any other purpose, or relied upon by any other Person, without our prior written consent.

            This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter. Accordingly, any of you who may rely on this opinion letter at any future time should seek advice of your counsel as to the proper application of this opinion letter at such time.

                                                     Very truly yours,

                                                                     EXHIBIT B-2

                FORM OF OPINION OF SIMPSON THACHER & BARTLETT LLP

[______________], 2006

Citibank, N.A., as Agent under
      the Credit Agreement, as hereinafter
      defined (the "Agent")

and

The Lenders listed on Schedule I hereto
      which are parties to the Credit
      Agreement on the date hereof

Re: The 5-Year Credit Agreement dated as of [____________], 2006 (the "Credit Agreement") among CIT Group Inc. (the "Company"), Citigroup Global Markets Inc. and Barclays Capital, as Joint Leader Arrangers, Barclays Bank PLC, as Syndication Agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Documentation Agents, the lending institutions identified in the Credit Agreement (the "Lenders") and the Agent

Ladies and Gentlemen:

      We have acted as counsel to the Agent in connection with the preparation, execution and delivery of the Credit Agreement. Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement. This opinion is furnished to you pursuant to
Section 4.1(d)(ii) of the Credit Agreement.

      In connection with this opinion, we have examined the Credit Agreement, signed by the Company and by the Agent and certain of the Lenders. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company. In addition, we have examined, and have relied as to matters of fact upon, the representations made in the Credit Agreement.

      In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

      In rendering the opinion set forth below we have assumed that (1) the Credit Agreement is a valid and legally binding obligation of each of the Lenders parties thereto, (2) (a) the Company is validly existing and in good standing under the laws of the State of Delaware and has duly authorized, executed and delivered the Credit Agreement in accordance with its Certificate of Incorporation and By-Laws, (b) execution, delivery and performance by the Company of the Credit Agreement do not violate the laws of the State of Delaware or any other applicable laws (excepting the law of the State of New York and the Federal laws of the United States) and (c) execution, delivery and performance by the Company of the Credit Agreement do not constitute a breach or violation of any agreement or instrument which is binding upon the Company and (3) the Company is not an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940.

      Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Credit Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

      Our opinion set forth above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

      We express no opinion with respect to:

      (A) the effect of any provision of the Credit Agreement which is intended to permit modification thereof only by means of an agreement in writing by the parties thereto;

      (B) the effect of any provision of the Credit Agreement insofar as it provides that any Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation or that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law;

      (C) the effect of any provision of the Credit Agreement imposing penalties or forfeitures;

      (D) the enforceability of any provision of any of the Credit Agreement to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations; and

      (E) the effect of any provision of the Credit Agreement relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution.

      In connection with the provisions of the Credit Agreement whereby the parties submit to the jurisdiction of the courts of the United States of America located in the Southern District of New York, we note the limitations of 28 U.S.C. ss.ss. 1331 and 1332 on subject matter jurisdiction of the Federal courts. In connection with the provisions of the Credit Agreement which relate to forum selection of the courts of the United States located in the State of New York (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note such court's discretion to transfer an action from one Federal court to another under 28 U.S.C. ss. 1404(a).

      We do not express any opinion herein concerning any law other than the law of the State of New York and the Federal law of the United States.

      This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

                                                  Very truly yours,

                                                  SIMPSON THACHER & BARTLETT LLP

                                                                       EXHIBIT C

                     FORM OF COMMITMENT TRANSFER SUPPLEMENT

                         COMMITMENT TRANSFER SUPPLEMENT

      COMMITMENT TRANSFER SUPPLEMENT, dated as of the date set forth in Item 1 of Schedule I hereto (the "Transfer Effective Date"), among the Transferor Bank set forth in Item 2 of Schedule I hereto (the "Transferor Bank"), each Purchasing Bank set forth in Item 3 of Schedule I hereto (each, a "Purchasing Bank") and CITIBANK, N.A., as administrative agent for the Banks under the Credit Agreement described below (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H :

      WHEREAS, this Commitment Transfer Supplement is being executed and delivered in accordance with subsection 9.6(c) of the 5-Year Credit Agreement, dated as of [____________], 2006, among CIT Group Inc., a Delaware corporation (the "Company"), the Transferor Bank and the several Banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Credit Agreement"; terms defined therein being used herein as therein defined);

      WHEREAS, each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) wishes to become a Bank party to the Credit Agreement; and

      WHEREAS, the Transferor Bank is selling and assigning to each Purchasing Bank, rights, obligations and commitments under the Credit Agreement;

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      From and after the Transfer Effective Date each Purchasing Bank shall be a Bank party to the Credit Agreement for all purposes thereof.

            5. At or before [3:00 P.M.], local time of the Transferor Bank, on the Transfer Effective Date, each Purchasing Bank shall pay to the Transferor Bank, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Bank and such Purchasing Bank (the "Purchase Price"), of the portion, if any, being purchased by such Purchasing Bank (such Purchasing Bank's "Purchasing Percentage") of any of the outstanding Loans (other than Competitive Bid Loans except to the extent the parties hereto shall expressly so agree) under the Credit Agreement. Effective upon receipt by the Transferor Bank of the Purchase Price from a Purchasing Bank, the Transferor Bank hereby irrevocably sells, assigns and transfers to such Purchasing Bank, without recourse, representation or warranty, and each assumes from the Transferor Bank, such Purchasing Bank's Purchased Percentage of the Commitment and the presently outstanding Loans (other than Competitive Bid Loans except to the extent the parties hereto shall expressly so agree) and other amounts owing to the Transferor Bank under the Credit Agreement in connection with any such Commitment so transferred, together with all instruments, documents and collateral security pertaining thereto.

            6. The Transferor Bank has made arrangements with each Purchasing Bank with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by the Transferor Bank to such Purchasing Bank of any fees heretofore received by the Transferor Bank pursuant to the Credit Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Purchasing Bank to the Transferor Bank of fees or interest to be received by such Purchasing Bank pursuant to the Credit Agreement from and after the Transfer Effective Date.

            (a) All principal payments with respect to the Loans that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Bank pursuant to the Credit Agreement shall, instead, be payable to or for the account of the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement.

            (b) All interest, fees and other amounts that would otherwise accrue for the account of the Transferor Bank from and after the Transfer Effective Date pursuant to the Credit Agreement shall, instead, accrue for the account of, and be payable to, the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Bank, the Transferor Bank and each Purchasing Bank will make appropriate arrangements for payment by the Transferor Bank to such Purchasing Bank of such amount upon receipt thereof from the Company.

            7. Concurrently with the execution and delivery hereof, the Transferor Bank will provide to each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) conformed copies of all documents delivered to such Transferor Bank on the Closing Date in satisfaction of the conditions precedent set forth in the Credit Agreement.

            8. Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

            9. By executing and delivering this Commitment Transfer Supplement, the Transferor Bank and each Purchasing Bank confirm to and agree with each other and the Administrative Agent and the Banks as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (ii) the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant hereto; (iii) each Purchasing Bank confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered referred to in subsection 5.1 of the Credit Agreement, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement; (iv) each Purchasing Bank will, independently and without reliance upon the Administrative Agent, the Transferor Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (v) each Purchasing Bank appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section 8 of the Credit Agreement; and (vi) each Purchasing Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

            10. Each party hereto represents and warrants to and agrees with the Administrative Agent that it is aware of and will comply with the provisions of subsection 9.6 of the Credit Agreement.

            11. Schedule II hereto sets forth the revised Commitments and Commitment Percentages of the Transferor Bank and each Purchasing Bank as well as administrative information with respect to each Purchasing Bank.

            12. If the Purchasing Bank is not incorporated under the laws of the United States of America or any state thereof, such Purchasing Bank hereby acknowledges that it has provided and the Transferor Bank hereby acknowledges that it has received and delivered to the Administrative Agent and the Company the United States Internal Revenue Forms described in subsection 2.18(b) of the Credit Agreement.

            13. THIS COMMITMENT TRANSFER SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of the Schedule I hereto.

                                                                      SCHEDULE I
                                                                              TO
                                                                      COMMITMENT
                                                                        TRANSFER
                                                                      SUPPLEMENT

                          COMPLETION OF INFORMATION AND
                            SIGNATURES FOR COMMITMENT
                               TRANSFER SUPPLEMENT

            Re: 5-Year Credit Agreement dated as of [_____________], 2006 with CIT Group Inc.

Item 1 Transfer Effective Date: ____________________

Item 2 Transferor Bank:         ____________________

Item 3 Purchasing Bank[s]:      ____________________

Signature Page to Schedule I to Commitment Transfer Supplement

______________________, as Transferor Bank

By: ______________________
    Name:
    Title:

Signature Page to Schedule I to Commitment Transfer Supplement

______________________, as Purchasing Bank

By: ______________________
    Name:
    Title:

Signature Page to Schedule I to Commitment Transfer Supplement

CONSENTED TO AND ACKNOWLEDGED:
CIT GROUP INC.

By: ______________________
    Name:
    Title:

[Consent Required only as set forth in subsection 9.6(c) of the Credit Agreement]

Signature Page to Schedule I to Commitment Transfer Supplement

CITIBANK, N.A.,
as Administrative Agent

By: ______________________
    Name:
    Title:

[Consent Required only as set forth in subsection 9.6(c) of the Credit Agreement]

ACCEPTED FOR RECORDATION
IN REGISTER:

CITIBANK, N.A.,
as Administrative Agent

By: ______________________
    Name:
    Title:

                                                                     SCHEDULE II
                                                                   TO COMMITMENT
                                                             TRANSFER SUPPLEMENT

                       LIST OF LENDING OFFICES, ADDRESSES
                       FOR NOTICES AND COMMITMENT AMOUNTS

[Name of Transferor Bank]  Previous Commitment Amount:                $_______

                           Revised Commitment Amount:                 $_______

                           Previous Commitment Percentage:            ________%

                           Revised Commitment Amount:                 $_______

[Name of Purchasing Bank]  Previous Commitment Amount (if any):       $_______

                           New Commitment Amount:                     $_______

                           Previous Commitment Percentage (if any):   ________%

                          New Commitment Percentage:                  ________%

Address for Notices:
[Address]
Attention: _______________
Telex: ___________________
Answerback: ______________
Telephone: _______________
Telecopier: ______________

Lending Office:
__________________________
__________________________
__________________________

                                                                     EXHIBIT D-1

                          FORM OF OFFICERS' CERTIFICATE

            Pursuant to subsection 4.1(e) of the 5-Year Credit Agreement dated as of [____________], 2006 among CIT Group Inc. (the "Company"), the Banks parties thereto and Citibank, N.A., as Administrative Agent (the "Credit Agreement"), [_______], as Executive Vice President and Treasurer of the Company, hereby certifies on behalf of the Company as follows (terms defined in the Credit Agreement being used herein with their defined meanings):

      As of the date hereof, no Default or Event of Default has occurred and is continuing under the Credit Agreement.

            It is understood and acknowledged that the undersigned is executing this Certificate not in his individual capacity, but solely in his capacity as an officer of the Company, and is without any personal liability as to the matters contained in this Certificate.

            IN WITNESS WHEREOF, I have hereunto set my hand this [__] day of [_____________], 2006.

                                                     ___________________________
                                                    [Name]
                                                    Executive Vice President and
                                                    Treasurer

                                                                     EXHIBIT D-2

                    FORM OF ASSISTANT SECRETARY'S CERTIFICATE

            Pursuant to subsections 4.1(b) and 4.1(c) of the 5-Year Credit Agreement, dated as of [____________], 2006, among CIT Group Inc. (the "Company"), the banks and other financial institutions parties thereto (the "Banks") and Citibank, N.A., as Administrative Agent (the "Credit Agreement"), [__________], as Assistant Secretary of the Company, hereby certifies on behalf of the Company as follows (terms defined in the Credit Agreement being used herein with their defined meanings):

            1. Other than the filing of the respective Certificates of Designations for the 6.350% Non-Cumulative Preferred Stock, Series A, and the Non-Cumulative Preferred Stock, Series B (collectively, the "Certificates of Designations"), with the Secretary of State of the State of Delaware on July 28, 2005, no other amendment or other document relating to or affecting the Second Restated Certificate of Incorporation of the Company has been filed in the office of the Secretary of State of the State of Delaware since the filing of the Second Restated Certificate of Incorporation on July 30, 2003, and no action has been taken by the Company or its stockholders, directors, or officers in contemplation of the filing of any such amendment or other document; the Second Restated Certificate of Incorporation of the Company (including the Certificates of Designations) is in full force and effect as of the date hereof;

            2. Attached hereto as Annex A is a copy of a Good Standing Certificate issued by the office of the Secretary of State of the State of Delaware with respect to the Company on _______________ ___, 2006;

            3. Attached hereto as Annex B is a true and complete copy of the Amended and Restated By-laws of the Company as in full force and effect at all times since July 22, 2003, to and including the date hereof; and

            4. Attached hereto as Annex C are true copies of resolutions duly adopted by the Board of Directors of the Company on [__________], and such resolutions have not been amended, modified, or rescinded and remain in full force and effect.

            It is understood and acknowledged that the undersigned is executing this Certificate not in his individual capacity, but solely in his capacity as an officer of the Company, and is without any personal liability as to the matters contained in this Certificate.

                                                                       EXHIBIT E

                         FORM OF INCUMBENCY CERTIFICATE

            The undersigned hereby certifies that he is a duly elected, qualified and acting Assistant Secretary of CIT Group Inc., a Delaware corporation (the "Company"), and that the following persons are duly elected, qualified and acting officers of the Company and they occupy the offices set forth opposite their respective names and the true signatures of such officers appear below.

      Name                         Office                       Signature
      ----                         ------                       ---------

________________            ____________________           ____________________

________________            ____________________           ____________________

            It is understood and acknowledged that the undersigned is executing this Certificate not in his individual capacity, but solely in his capacity as an officer of the Company, and is without any personal liability as to the matters contained in this Certificate.

            IN WITNESS WHEREOF, I have hereunto set by hand as such Assistant Secretary and affix the seal of the Company as of the [__] day of [____________], 2006.

                                              ______________________
                                              Assistant Secretary

            I, [__________], an Assistant Secretary of the Company do hereby certify that [__________] is a duly qualified, acting and elected Assistant Secretary of the Company and the signature set forth in the foregoing Certificate is his genuine signature.

            IN WITNESS WHEREOF, I have affixed my signature this ___ day of [____________], 2006.

                                              ______________________
                                              Assistant Secretary

            IN WITNESS WHEREOF, I have affixed my signature this [__] day of [____________], 2006.

                                              ______________________
                                              [Name]
                                              Assistant Secretary

                                                                       EXHIBIT F

                            FORM OF BORROWING NOTICE

Citibank, N.A.,
  as Administrative Agent
2 Penns Way, Suite 200
New Castle, DE 19720,
Attention: ________

                                                            [_____] [__], 200[_]

Ladies and Gentlemen:

      Pursuant to subsection 2.2 of the 5-Year Credit Agreement, dated as of [____________], 2006, (the "Credit Agreement"), among CIT Group Inc. (the "Company"), the banks and other financial institutions parties thereto (the "Banks"), Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent, the Company hereby requests a Revolving Credit Loan on the following terms:

                  Amount:

                  Type:

                  Interest Period:

                  Applicable Rate:

      The representations and warranties made by the Company in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof and after giving effect to the Revolving Credit Loan requested to be made pursuant to the Credit Agreement except (i) to the extent such representations and warranties expressly relate to an earlier date; (ii) for changes in the Schedules thereto reflecting transactions permitted by the Credit Agreement and (iii) subsequent to the Closing Date, for the representations and warranties contained in subsection 3.2 of the Credit Agreement.

      Immediately prior to and immediately after the making of the Revolving Credit Loan requested to be made pursuant to the Credit Agreement on the date hereof, no Default or Event of Default will have occurred and will be continuing under the Credit Agreement.

         Terms defined in the Credit Agreement are used in this notice with their defined meanings.

                                                       Very truly yours,

                                                       CIT GROUP INC.

                                                       By: _____________________
                                                           Name:
                                                           Title:

                                                                       EXHIBIT G

                         FORM OF COMPETITIVE BID REQUEST

Citibank, N.A.,
  as Administrative Agent
2 Penns Way, Suite 200
New Castle, DE 19720

                           [_____] [__], 200[_]

Ladies and Gentlemen:

      Pursuant to subsection 2.3 of the 5-Year Credit Agreement, dated as of [___________], 2006, (the "Credit Agreement") among CIT Group Inc. (the "Company"), the Banks parties thereto and Citibank, N.A., as Administrative Agent, the Company hereby requests a Competitive Bid Borrowing on the following terms:

         Date of Competitive Bid Borrowing: ____________
           (which shall be a Business Day)
         Principal Amount:  ___________
         Interest Rate Basis: __________
         Interest Period and the last day thereof: _________
           (which shall not be later than the Termination Date).

      The representations and warranties made by the Company in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof and after giving effect to the Competitive Bid Borrowing requested to be made pursuant to the Credit Agreement except (i) to the extent such representations and warranties expressly relate to an earlier date, (ii) for changes in the Schedules thereto reflecting transactions permitted by the Credit Agreement and (iii) subsequent to the Closing Date, for the representations and warranties contained in subsection 3.2 of the Credit Agreement.

      Immediately prior to and immediately after the making of the Competitive Bid Borrowing requested to be made pursuant to the Credit Agreement on the date hereof, no Default or Event of Default will have occurred and will be continuing under the Credit Agreement.

      Terms defined in the Credit Agreement are used in this request with their defined meanings.

                                                       Very truly yours,

                                                       CIT GROUP INC.

                                                       By: _____________________
                                                           Name:
                                                           Title:

                                                                       EXHIBIT H

                    FORM OF NOTICE OF COMPETITIVE BID REQUEST

[Name of Bank]
[Address]
[Attention:]

                            [__________] [__], 200[_]

Ladies and Gentlemen:

      Pursuant to subsection 2.3(a) of the 5-Year Credit Agreement, dated as of [___________], 2006, (the "Credit Agreement"), among CIT Group Inc. (the "Company"), the several Banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent, the Company made a Competitive Bid Request on [Date], and in that connection you are invited to submit a Competitive Bid by [Date]/[Time].(1) Your Competitive Bid must comply with subsection 2.3(b) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

Date of Competitive Bid Borrowing

Principal Amount of Competitive Bid Borrowing __________

Interest rate basis

Interest Period and the last
day thereof

----------
(1) The Competitive Bid must be received by the Administrative Agent (i) in the case of Eurodollar Loans, not later than 9:30 a.m., New York City time, three Working Days before a proposed Competitive Bid Borrowing, and
      (ii) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the Business Day of a proposed Competitive Bid Borrowing.

                                                                       EXHIBIT I

                             FORM OF COMPETITIVE BID

Citibank, N.A.,
  as Administrative Agent
2 Penns Way, Suite 200
New Castle, DE 19720

                              [_____] [__], 200[_]

Ladies and Gentlemen:

      Pursuant to subsection 2.3(b) of the 5-Year Credit Agreement, dated as of [___________], 2006, (the "Credit Agreement"), among CIT Group Inc. (the "Company"), the Banks parties thereto and Citibank, N.A., as Administrative Agent, the undersigned hereby makes a Competitive Bid in response to the Competitive Bid Request made by the Company on [Date], and in that connection sets forth below the terms on which such Competitive Bid is made:

(A)   Principal Amount(1)                  ____________

(B)   Competitive Bid Rate(2)              ____________

(C)   Interest Period and last day thereof ____________

----------
(1) Not less than $5,000,000 or greater than the requested Competitive Bid Borrowing and in integral multiples of $1,000,000. Multiple bids will be accepted by the Administrative Agent.

(2) Eurodollar Rate + or - [___]%, in the case of Eurodollar Loans or [___]%, in the case of Fixed Rate Loans.

      The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the Company upon acceptance by the Company of this bid in accordance with subsection 2.3(d) of the Credit Agreement.

      Terms defined in the Credit Agreement are used in this bid with their defined meanings.

                                                         Very truly yours,

                                                         [NAME OF BANK],

                                                         By: ___________________
                                                             Name:
                                                             Title:

      Terms defined in the Credit Agreement are used in this bid with their defined meanings.

                                                        Very truly yours,

                                                        CITIBANK, N.A.,
                                                         as Administrative Agent

                                                        By: ___________________
                                                            Name:
                                                            Title:

                                                                       EXHIBIT J

                  FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER

Citibank, N.A.,
  as Administrative Agent

2 Penns Way, Suite 200
New Castle, DE 19720
Attention: _________

                                    [_____] [__], 200[_]

Ladies and Gentlemen:

      Pursuant to subsection 2.3(c) of the 5-Year Credit Agreement, dated as of [___________], 2006, (the "Credit Agreement"), among CIT Group Inc., the several Banks parties thereto, Citigroup Global Markets Inc. and Barclays Capital, as Joint Lead Arrangers, Barclays Bank PLC, as Syndication Agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Documentation Agents, and Citibank, N.A., as Administrative Agent, we have received a summary of bids in connection with our Competitive Bid Request dated [__________] and in accordance with subsection 2.3(d) of the Credit Agreement, we hereby accept the following bids for maturity on [date]:

Principal Amount                        Fixed Rate/Margin             Bank

      $                                 [%]/ [Eurodollar
      $                                 Rate +/-    %]

      We hereby reject the following bids:

Principal Amount                        Fixed Rate/Margin             Bank

      $                                 [%]/ [Eurodollar
      $                                 Rate +/-    %]

      The $[    ] should be deposited in Citibank, N.A. account number [    ] on
[date].

         Terms defined in the Credit Agreement are used in this letter with their defined meanings.

                                                       Very truly yours,

                                                       CIT GROUP INC.

                                                       By: _____________________
                                                           Name:
                                                           Title:

                                                                       EXHIBIT K

                          FORM OF EXEMPTION CERTIFICATE

            Reference is made to the 5-Year Credit Agreement, dated as of [____________], 2006 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among CIT GROUP INC., a Delaware corporation (the "Company"), the several banks and other financial institutions from time to time parties thereto (the "Banks") and CITIBANK, N.A., a New York banking corporation, as administrative agent for the Banks thereunder (in such capacity, the "Administrative Agent"). Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement. [__________] (the "Non-U.S. Lender") is providing this certificate pursuant to subsection 2.18(b) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

            1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

            2. The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Lender further represents and warrants that:

            (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

            (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

            3. The Non-U.S. Lender is not a 10-percent shareholder of the Company within the meaning of Section 881(c)(3)(B) of the Code; and

            4. The Non-U.S. Lender is not a controlled foreign corporation with respect to which the Company is a related person within the meaning of Section 881(c)(3)(C) of the Code.

            IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

                                                     [NAME OF NON-U.S. LENDER]

                                                      By: ______________________
                                                          Name:
                                                          Title:
Date: ____________________